Prospectus Supplement
(To Prospectus dated December 14, 2001)

                                 $600,000,000
                                 (Approximate)
                              CWABS Master Trust
                       (for the Series 2002-A Subtrust)
                                    Issuer
       Revolving Home Equity Loan Asset Backed Securities, Series 2002-A
                                  CWABS, Inc.
                                   Depositor

                         [COUNTRYWIDE HOME LOANS LOGO]

                          Sponsor and Master Servicer


Consider carefully the risk factors beginning on page S-8 in this prospectus supplement and on page 5 in the prospectus. The securities represent obligations of the CWABS Master Trust for the Series 2002-A Subtrust only and not of any other series trust of the CWABS Master Trust and, except for the limited seller loss coverage obligation (see "Description of the Securities -- Seller Loss Coverage Obligation" in this prospectus supplement), do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc., or any of their affiliates. This prospectus supplement may be used to offer and sell the securities only if accompanied by the prospectus.

The Securities

The Class A notes have an original principal balance of $600,000,000 subject to a permitted variance of plus or minus 10%.

The Trust Estate

The Class A notes will be secured by the trust estate consisting primarily of a pool of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate.

The Policy

Financial Guaranty Insurance Company will issue an irrevocable and unconditional note guaranty insurance policy which will guarantee certain payments to securityholders.

                                  [FGIC LOGO]

Neither the SEC nor any state securities commission has approved the securities offered by this prospectus supplement or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Class A notes initially will be transferred to an affiliate of Countrywide Home Loans, Inc. and may be offered from time to time in one or more transactions as described in "Method of Distribution" in this prospectus supplement.

February 28, 2002

                                                   Table of Contents

                 PROSPECTUS SUPPLEMENT                                             PROSPECTUS
                                                 Page                                                            Page
                                                 ----                                                            ----
 SUMMARY...........................................S-3            Important Notice About Information in
 Risk Factors......................................S-8                  This Prospectus Supplement and
 The Issuer.......................................S-14                  Each Accompanying Prospectus
 The Security Insurer.............................S-16                  Supplement...................................3
 The Loan Insurer.................................S-18            Risk Factors.......................................4
 The Master Servicer..............................S-19            The Trust Estate..................................15
 The Home Equity Loan Program.....................S-19            Use of Proceeds...................................21
 Description of the Mortgage Loans................S-22            The Depositor.....................................21
 Maturity and Prepayment Considerations...........S-28            Loan Program......................................21
 Pool Factor......................................S-29            Description of the Securities.....................24
 Description of the Securities....................S-29            Credit Enhancement................................39
 Description of the Indenture.....................S-40            Yield and Prepayment Considerations...............44
 Description of the Sale and Servicing                            The Agreements....................................46
        Agreement.................................S-47            Certain Legal Aspects of the Loans................60
 Description of the Purchase Agreement............S-57            Material Federal Income Tax Consequences..........73
 Use of Proceeds..................................S-58            State Tax Considerations..........................95
 Material Federal Income Tax Consequences.........S-58            ERISA Considerations..............................95
 Other Taxes......................................S-61            Legal Investment.................................100
 ERISA Considerations.............................S-61            Method of Distribution...........................101
 Legal Investment Considerations..................S-63            Legal Matters....................................102
 Method of Distribution...........................S-63            Financial Information............................102
 Legal Matters....................................S-64            Rating   ........................................102
 Experts  ........................................S-64            Index of Defined Terms...........................104
 Ratings  ........................................S-64
 Index of Defined Terms..............................5
 Annex I  .......................................A-I-1
 Annex II ......................................A-II-1

                                   SUMMARY

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the securities, read carefully this entire document and the accompanying prospectus.

Issuer

The issuer will be CWABS Master Trust, a Delaware business trust. CWABS Master Trust will issue Revolving Home Equity Loan Asset Backed Securities, Series 2002-A Class A notes and Class A-IO certificates, and a transferor certificate out of the Series 2002-A Subtrust, which will be a subtrust created under the CWABS Master Trust.

Trust Estate

The trust estate will consist of a pool of home equity revolving credit line loans made, or to be made in the future, under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on primarily one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. We sometimes refer to these loans as home equity loans or mortgage loans. The original principal balance of the Class A notes will equal the sum of the aggregate cut-off date principal balances of the home equity loans initially transferred to the issuer.

Depositor

CWABS, Inc., a limited purpose finance subsidiary of Countrywide Credit Industries, Inc. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

See "The Depositor" in the prospectus.

Sponsor and Master Servicer

Countrywide Home Loans, Inc., a New York corporation and a subsidiary of Countrywide Credit Industries, Inc.

See "The Master Servicer" in this prospectus supplement.

Indenture Trustee

Bank One, National Association, a national banking association.

Co-Trustee

Wells Fargo Bank Minnesota, N.A., a national banking association.

Custodian

Treasury Bank National Association, a national banking association and an affiliate of the sponsor and the master servicer.

Owner Trustee

Wilmington Trust Company, a Delaware banking corporation.

Security Insurer

Financial Guaranty Insurance Company will insure the securities as described in this prospectus supplement.

See "The Security Insurer" in this prospectus supplement.

Loan Insurer

United Guaranty Residential Insurance Company of North Carolina will provide a second mortgage bulk insurance policy that provides coverage if a borrower defaults on a mortgage loan secured by a second deed of trust as described in this prospectus supplement.

See "The Loan Insurer" in this prospectus supplement.

Indenture

The securities will be issued pursuant to an indenture between the issuer, the indenture trustee, and the co-trustee.

Cut-Off Date

February 22, 2002.

Closing Date

February 28, 2002.

Payment Dates

The indenture trustee will make payments on the 15th day of each calendar month beginning in April 2002. If the 15th day of a month is not a business day, then payments will be made on the next business day after the 15th day of the month.

Record Dates

The day before a payment date for the Class A notes so long as the Class A notes are book-entry securities. The last day of the month preceding a payment date for the Class A notes if they are no longer book-entry securities and for the Class A-IO certificates.

Denominations

The securities will be issued in minimum denominations of $25,000 and multiples of $1,000 in excess of that amount.

Form of Class A Notes

The Class A notes will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the securities may elect to hold their beneficial interests through The Depository Trust Company in the United States or Clearstream, Luxembourg or the Euroclear System in Europe.

See "Description of Securities -- Book-Entry Securities" in this prospectus supplement.

The Mortgage Loans

General

The mortgage loans are revolving lines of credit. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they may again be borrowed during the applicable draw period.

The loan pool balance equals the aggregate of the principal balances of all mortgage loans. The principal balance of a mortgage loan (other than a liquidated mortgage loan) on any day is equal to

     o    its cut-off date principal balance,

plus

     o    any additional borrowings on that mortgage loan,

minus

     o all collections credited against the principal balance of that mortgage loan before that day.

Once a mortgage loan is finally liquidated, its principal balance is zero.

Loan Rates

Interest on each mortgage loan is payable monthly and computed on the related daily outstanding principal balance for each day in the billing cycle. The loan rate is a variable rate per annum equal to the sum of

     o the highest prime rate published in the Money Rates table of The Wall Street Journal as of the first business day of each calendar month, and

     o    a margin.

Each loan rate is subject to applicable usury limits and certain maximum rates. Loan rates are subject to adjustment monthly on the first business day of the calendar month preceding the due date. The due date for each mortgage loan is the fifteenth day of each month.

Principal Payments

Each home equity loan features a draw period during which the loan may be drawn on, immediately followed by a repayment period during which the loan must be repaid. In general, home equity loans with 5-year draw periods have 15-year repayment periods. These 5-year draw periods are generally extendible for an additional 5 years with the approval of the master servicer.

The Securities

On the closing date, the issuer will issue the Class A notes, the Class A-IO certificates, and the transferor certificate. Only the Class A notes may be offered from time to time by this prospectus supplement. The information in this prospectus supplement relating to the Class A-IO certificates and the transferor certificate is included solely to provide a better understanding of the Class A notes.

Note Rate for the Class A Notes

The note rate for the Class A notes may change from payment date to payment date. On any payment date, the note rate for the Class A notes will equal the least of:

     o interpolated one-month and two-month LIBOR for the first payment date and otherwise one-month LIBOR plus 0.26% per annum,

     o the weighted average of the loan rates on the mortgage loans minus the rate at which certain fees and expenses are calculated, and

     o    16.00% per annum.

On any payment date for which the note rate for the Class A notes has been determined pursuant to the weighted average of the net loan rates on the mortgage loans, the basis risk carryforward on the Class A notes will be at a rate equal to the excess of the lesser of:

     o    16.00% per annum; and

     o    one-month LIBOR plus 0.26% per annum,

over the note rate for the Class A notes on that payment date. Any basis risk carryforward will be paid (with interest at the rate of the lesser of one-month LIBOR plus 0.26% per annum and 16.00% per annum) on the Class A notes on subsequent payment dates to the extent that funds are available in the priority described in this prospectus supplement.

Certificate Rate for the Class A-IO Certificates

On any payment date, the certificate rate for the Class A-IO certificates will equal the excess of the weighted average of the loan rates on the mortgage loans (minus the rate of certain fees and expenses) over the note rate for the Class A notes including the effective rate of any basis risk carryforward (plus interest) for the Class A notes.

See "Description of the Securities -- Payments on the Securities -- Application of Interest Collections" in this prospectus supplement.

Interest Period

For each payment date, the interest period for the Class A notes will be the period beginning on the prior payment date (or in the case of the first payment date, beginning on the closing date) and ending on the day before the applicable payment date. Interest on the Class A notes will be calculated on the basis of the actual number of days elapsed in the period and a 360-day year. For each payment date, the interest period for the Class A-IO certificates will be the calendar month preceding the month in which the payment date occurs (or in the case of the first payment date, the period beginning on the closing date and ending on the last day of the month before the payment date). Interest for the Class A-IO certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Original Note Principal Balance

The original principal balance of the Class A notes may be reduced or increased by not more than 10% depending on the aggregate principal balance of the mortgage loans actually delivered on the closing date.

Principal

The amount of principal paid on the Class A notes on a payment date will depend on whether the payment date occurs during the managed amortization period or the rapid amortization period.

The managed amortization period begins on the closing date and ends on the earlier of

     o    the payment date in March 2007 and

     o    the date on which a rapid amortization event first occurs.

The rapid amortization period begins on the first payment date after the end of the managed amortization period.

The Class A-IO certificates are interest only securities with a notional balance and will not be entitled to any payments of principal.

See "Description of Securities -- Payments on the Securities -- Distributions of Principal Collections" in this prospectus supplement.

Maturity Date; Optional Termination

If not sooner paid, principal on the Class A notes will be due and payable on the payment date in April 2028. Subject to certain conditions in the sale and servicing agreement, the securities may be retired as a result of the owner of the transferor certificate purchasing all of the mortgage loans then included in the trust estate on any payment date on or after which the aggregate principal balance of the Class A notes is less than or equal to 10% of the aggregate original principal balance of the Class A notes.

See "Description of the Indenture -- Redemption of the Securities" in this prospectus supplement and "The Agreements -- Termination; Optional Termination" in the prospectus.

Credit Enhancement

General

This transaction includes various mechanisms that are intended to protect securityholders against losses on the mortgage loans.

Subordination of the Class A-IO Certificates

The indenture trustee will distribute certain interest collections on the mortgage loans to cover losses that would otherwise be allocated to the Class A-IO certificates.

Loan Insurance

United Guaranty Residential Insurance Company of North Carolina, a North Carolina corporation, will issue a second mortgage bulk insurance policy that will generally cover realized losses on the mortgage loans secured by second mortgages due to the failure by the mortgagors to make scheduled payments on the mortgage loans up to an aggregate amount equal to approximately $71,600,000. Subject to certain limitations, the second mortgage bulk insurance policy will be available to cover losses from defaults in payment on all mortgage loans that are not subject to a policy exclusion.

See "Description of the Mortgage Loans -- The Loan Insurance Policy" in this prospectus supplement.

Loss Coverage Provided by the Seller

The seller will make payments to the trust estate to the extent of any losses realized on the mortgage loans that are not covered by the second mortgage bulk insurance policy. The loss coverage obligation will initially be equal, in the aggregate, to approximately 2% of the original principal balance of the Class A notes.

See "Description of the Securities -- Seller Loss Coverage Obligation" in this prospectus supplement.

Securities Guaranty Insurance Policy

The policy will irrevocably and unconditionally guarantee on each payment date to the indenture trustee for the benefit of the securityholders the full and complete payment of the guaranteed distribution consisting of

     o the guaranteed principal distribution amount with respect to the Class A notes for the payment date, and

     o accrued and unpaid interest due on the Class A notes and the Class A-IO certificates.

The effect of the policy is to guarantee the timely payment of interest on the securities and the ultimate payment of the principal amount of the Class A notes. The policy will cover any shortfall in the amount available to make payments on the securities then due, to the extent of guaranteed distributions, after application of amounts payable under the second mortgage bulk insurance policy and the seller loss coverage obligation. The policy does not cover payment of basis risk carryforward.

The policy will guarantee the payment of the outstanding Class A note principal balance on the payment date in April 2028 (after giving effect to all other amounts payable and allocable to principal on that payment date).

In the absence of payments under the policy, holders of the Class A notes will directly bear the credit and other risks associated with their Class A notes.

See "Description of the Securities -- The Policy" in this prospectus supplement.

Material Federal Income Tax Consequences

Subject to the qualifications described under "Material Federal Income Tax Consequences" in this prospectus supplement, Sidley Austin Brown & Wood LLP, special tax counsel to the depositor, is of the opinion that, under existing law, a Class A note will be treated as a debt instrument for federal income tax purposes as of the closing date. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust estate nor any portion of the trust estate will be treated as a corporation, a publicly traded partnership taxable as a corporation, or a taxable mortgage pool.

See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Generally, the Class A notes may be purchased by a pension, employee benefit or other plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, or by an entity investing the assets of such a plan, so long as certain conditions are met. A fiduciary of an employee benefit or other plan or an individual retirement account must determine that the purchase of a Class A note is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law. Any person who acquires a Class A note on behalf of or with plan assets of an employee benefit or other plan subject to ERISA or Section 4975 of the Code will be deemed to make certain representations.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The securities will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because not all of the mortgages securing the loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the securities.

See "Legal Investment" in the prospectus.

Rating

The Class A notes will not be offered unless the Class A notes and the Class A-IO certificates are each rated "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc. A rating is not a recommendation to buy, sell, or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

See "Ratings" in this prospectus supplement and "Risk Factors -- Rating of Securities" in the prospectus.

     Some statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                                 Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the securities. You should also carefully consider the information under "Risk Factors" in the prospectus.

You may have difficulty selling your       We cannot assure you that a
     securities..........................  secondary market will develop or, if it develops, that it will
                                           continue. Consequently, you may not
                                           be able to sell your Class A notes
                                           readily or at prices that will
                                           enable you to realize your desired
                                           yield. The market values of the
                                           Class A notes are likely to
                                           fluctuate; these fluctuations may
                                           be significant and could result in
                                           significant losses to you.

                                           If only a portion of the Class A
                                           notes have been sold to the public,
                                           the market for the Class A notes
                                           could be illiquid because of the
                                           small amount of Class A notes held
                                           by the public. In addition, the
                                           market overhang created by the
                                           existence of Class A notes that the
                                           market is aware may be sold to the
                                           public in the near future could
                                           adversely affect your ability to
                                           sell your Class A notes.

                                           The secondary markets for asset
                                           backed securities have experienced
                                           periods of illiquidity and can be
                                           expected to do so in the future.
                                           Illiquidity can have a severely
                                           adverse effect on the prices of
                                           securities that are especially
                                           sensitive to prepayment, credit, or
                                           interest rate risk, or that have
                                           been structured to meet the
                                           investment requirements of limited
                                           categories of investors.

Cash flow disruptions could cause
     payment delays and losses...........  Substantial delays and shortfalls could result from liquidating
                                           delinquent mortgage loans. Further,
                                           liquidation expenses (such as legal
                                           fees, real estate taxes, and
                                           maintenance and preservation
                                           expenses) will reduce the security
                                           for the related mortgage loans and
                                           in turn reduce the proceeds payable
                                           to securityholders. If any of the
                                           mortgaged properties fail to
                                           provide adequate security for the
                                           related mortgage loans and the
                                           credit enhancement provided by the
                                           second mortgage bulk insurance
                                           policy and the seller loss coverage
                                           obligation has been exhausted or is
                                           not otherwise available to cover
                                           the losses, you could experience a
                                           loss if the security insurer was
                                           unable to perform its obligations
                                           under the policy.

Yield and reinvestment may be
     adversely affected by
     unpredictability of prepayments.....  During the period that a borrower may borrow money under the
                                           borrower's line of credit, the
                                           borrower may make monthly payments
                                           only for the accrued interest or
                                           may also repay some or all of the
                                           amount previously borrowed. In
                                           addition, borrowers may borrow
                                           additional amounts up to the
                                           maximum amounts of their lines of
                                           credit. As a result, the amount the
                                           master servicer receives in any
                                           month (and in turn the amount paid
                                           to the securityholders) may change
                                           significantly. Even during the
                                           repayment period, borrowers
                                           generally may prepay their mortgage
                                           loans at any time without penalty.
                                           However, prepayments on loans
                                           secured by property in California
                                           and certain other jurisdictions may
                                           be subject to account termination
                                           fees during the first five years
                                           after origination of the loan.
                                           Generally, revolving home equity
                                           loans are not viewed by borrowers
                                           as permanent financing. The
                                           mortgage loans may be repaid at
                                           faster rates than traditional
                                           mortgage loans. The prepayment
                                           experience on the securities may be
                                           affected by a wide
                                           variety of factors, including:

                                             o  general economic conditions,

                                             o  interest rates,

                                             o  the availability of alternative
                                                financing, and o homeowner
                                                mobility.

                                           In addition, substantially all of
                                           the mortgage loans contain
                                           due-on-sale provisions and the
                                           master servicer intends to enforce
                                           those provisions unless doing so is
                                           not permitted by applicable law or
                                           the master servicer permits the
                                           purchaser of the mortgaged property
                                           in question to assume the mortgage
                                           loan in a manner consistent with
                                           reasonable commercial practice. See
                                           "Description of the Securities" in
                                           this prospectus supplement and
                                           "Certain Legal Aspects of the Loans
                                           -- Due-on-Sale Clauses" in the
                                           prospectus for a description of
                                           certain provisions of the credit
                                           line agreements that may affect the
                                           prepayment experience on the
                                           mortgage loans.

                                           The yield to maturity and weighted
                                           average life of your Class A notes
                                           will be affected primarily by

                                             o  the rate and timing of
                                                repayments and prepayments on
                                                the mortgage loans as compared
                                                with the creation and amount of
                                                additional balances,

                                             o  the realization of liquidation
                                                loss amounts, and

                                             o  the requirement during the
                                                managed amortization period that
                                                the transferor balance be
                                                reduced to zero on each payment
                                                date to the extent principal
                                                collections are available.

                                           You bear the reinvestment risks
                                           resulting from a faster or slower
                                           rate of principal payments than you
                                           expected. See "Maturity and
                                           Prepayment Considerations" in this
                                           prospectus supplement and "Yield
                                           and Prepayment Considerations" in
                                           the prospectus.

Withdrawal or downgrading of initial
     ratings will affect the value of the
     securities..........................  The ratings of the securities will depend primarily on an assessment
                                           by the rating agencies of the
                                           mortgage loans and on the financial
                                           strength of the security insurer.
                                           Any reduction in the ratings
                                           assigned to the financial strength
                                           of the security insurer will likely
                                           result in a reduction in the rating
                                           of the securities. A reduction in
                                           the rating assigned to the
                                           securities probably would reduce
                                           the market value of the Class A
                                           notes and may affect your ability
                                           to sell them.

                                           The rating by each of the rating
                                           agencies of the Class A notes is
                                           not a recommendation to purchase,
                                           hold, or sell the securities since
                                           that rating does not address the
                                           market price or suitability for a
                                           particular investor. The rating
                                           agencies may reduce or withdraw the
                                           ratings on the securities at any
                                           time they deem appropriate. In
                                           general, the ratings address credit
                                           risk and do not address the
                                           likelihood of prepayments.

Junior lien priority could result in
                                           The mortgage loans are secured by
     payment delay or loss...............  mortgages that generally are second mortgages. The master servicer may
                                           under certain circumstances consent
                                           to a new mortgage lien on the
                                           mortgaged property having priority
                                           over the mortgage loan in the trust
                                           estate. Mortgage loans secured by
                                           second mortgages are entitled to
                                           proceeds that remain from the sale
                                           of the related mortgaged property
                                           after any related senior mortgage
                                           loan and prior statutory liens have
                                           been satisfied. If the remaining
                                           proceeds are insufficient to
                                           satisfy the mortgage loans secured
                                           by second mortgages and prior liens
                                           in the aggregate and the credit
                                           enhancement provided by the second
                                           mortgage bulk insurance policy and
                                           the seller loss coverage obligation
                                           has been exhausted or is not
                                           otherwise available to cover the
                                           losses, and the security insurer is
                                           unable to perform its obligations
                                           under the policy, you will bear

                                             o  the risk of delay in payments
                                                while any deficiency judgment
                                                against the borrower is sought
                                                and

                                             o  the risk of loss if the
                                                deficiency judgment cannot be
                                                obtained or is not realized
                                                on.

                                           See "Certain Legal Aspects of the
                                           Loans" in the prospectus.

Issuer may be unsecured creditor
     under certain mortgage loans
     since mortgage loan assignments
     not recorded........................  The mortgage notes will be delivered to an affiliate of the
                                           seller as custodian on behalf of
                                           the indenture trustee. The
                                           indenture trustee will not conduct
                                           an independent review or
                                           examination of the mortgage files.
                                           Although the indenture trustee's
                                           security interest in the mortgage
                                           notes relating to the mortgage
                                           loans will be perfected with the
                                           filing of UCC financing statements
                                           by the issuer by the closing date,
                                           assignments of mortgage loans to
                                           the indenture trustee will not be
                                           recorded unless the rating of the
                                           long-term senior unsecured debt
                                           obligations of Countrywide Home
                                           Loans falls below a rating of "BBB"
                                           by Standard & Poor's Rating
                                           Services, a division of The
                                           McGraw-Hill Companies, Inc., or
                                           "Baa2" by Moody's Investors
                                           Service, Inc. In addition,
                                           assignments of mortgage loans will
                                           not be required to be recorded if
                                           the seller delivers to the
                                           indenture trustee an opinion of
                                           counsel reasonably acceptable to
                                           each rating agency and the security
                                           insurer to the effect that
                                           recording is not required

                                             o  to protect the indenture
                                                trustee's interest in the
                                                related mortgage loan or

                                             o  to perfect a first priority
                                                security interest in favor of
                                                the indenture trustee, as
                                                designee of the issuer, in the
                                                related mortgage loan if a
                                                court were to recharacterize
                                                the sale of the mortgage loans
                                                to the issuer as a financing.

                                           In certain states in which the
                                           mortgaged properties are located,
                                           failure to record the assignments
                                           of the related mortgages to the
                                           indenture trustee, as designee of
                                           the issuer, will have the result of
                                           making the sale of the mortgage
                                           loans to the issuer potentially
                                           ineffective against

                                             o  any creditors of Countrywide
                                                Home Loans who may have been
                                                fraudulently or inadvertently
                                                induced to rely on the
                                                mortgage loans as assets of
                                                Countrywide Home Loans, or

                                             o  any purchaser of a mortgage
                                                loan who had no notice of the
                                                prior conveyance to the issuer
                                                if the purchaser perfects its
                                                interest in the mortgage loan
                                                by taking possession of the
                                                related documents or other
                                                evidence of indebtedness or
                                                otherwise.

                                           In addition, the priority of the
                                           indenture trustee's security
                                           interest in the mortgage notes
                                           could be defeated by a purchaser of
                                           a mortgage note if the purchaser
                                           gives value and takes possession of
                                           the mortgage note in good faith and
                                           without knowledge that the purchase
                                           violates the rights of the
                                           indenture trustee. In those events,
                                           the issuer would be an unsecured
                                           creditor of Countrywide Home Loans.

Payments to and rights of investors
     could be adversely affected by the
     bankruptcy or insolvency of
     certain parties.....................  Countrywide Home Loans will treat its sale of the mortgage loans to
                                           the depositor as a sale of the
                                           mortgage loans. However, if
                                           Countrywide Home Loans becomes
                                           bankrupt, the trustee in bankruptcy
                                           of Countrywide Home Loans may argue
                                           that the mortgage loans were not
                                           sold but were only pledged to
                                           secure a loan to Countrywide Home
                                           Loans. If that argument is made you
                                           could experience delays or
                                           reductions in payments on the
                                           securities. The depositor will
                                           warrant in the sale and servicing
                                           agreement that the transfer of the
                                           mortgage loans by it to the issuer
                                           is either a valid transfer and
                                           assignment of the mortgage loans to
                                           the issuer or the grant to the
                                           issuer of a security interest in
                                           the mortgage loans.

                                           If certain events relating to the
                                           bankruptcy or insolvency of the
                                           transferor were to occur,
                                           additional balances would not be
                                           sold to the depositor, transferred
                                           by the depositor to the issuer, and
                                           pledged by the issuer to the
                                           indenture trustee, and the rapid
                                           amortization period would commence.

                                           If the master servicer becomes
                                           bankrupt, the bankruptcy trustee or
                                           receiver may have the power to
                                           prevent the appointment of a
                                           successor master servicer.

Developments in California could
     have disproportionate effect on
     the pool of mortgage loans due to
     geographic concentration of
     mortgaged properties................  It is expected that no more than approximately 29% of the mortgage
                                           loans will be secured by mortgaged
                                           properties located in the State of
                                           California. Property in California
                                           may be more susceptible than homes
                                           located in other parts of the
                                           country to certain types of
                                           uninsurable hazards, such as
                                           earthquakes, floods, mudslides, and
                                           other natural disasters. In
                                           addition:

                                             o  economic conditions in
                                                California (which may or may
                                                not affect real property
                                                values) may affect the ability
                                                of borrowers to repay their
                                                loans on time;

                                             o  declines in the California
                                                residential real estate market
                                                may reduce the values of
                                                properties located in
                                                California, which would result
                                                in an increase in the
                                                loan-to-value ratios; and

                                             o  any increase in the market
                                                value of properties located in
                                                California would reduce the
                                                loan-to-value ratios and
                                                could,
                                                therefore, make alternative
                                                sources of financing available
                                                to the borrowers at lower
                                                interest rates, which could
                                                result in an increased rate of
                                                prepayment of the mortgage
                                                loans.

Master servicer has ability to change
     the terms of the mortgage loans.....  The master servicer may agree to changes in the terms of a credit
                                           line agreement if the changes

                                             o  do not materially and
                                                adversely affect the interest
                                                of the securityholders, the
                                                loan insurer, or the security
                                                insurer, and

                                             o  are consistent with prudent
                                                business practice.

                                           In addition, the master servicer,
                                           within certain limitations, may
                                           increase the credit limit related
                                           to a mortgage loan or reduce the
                                           loan rate for a mortgage loan. Any
                                           increase in the credit limit
                                           related to a mortgage loan would
                                           increase the combined loan-to-value
                                           ratio of that mortgage loan and,
                                           accordingly, may increase the
                                           likelihood and would increase the
                                           severity of loss if a default
                                           occurs under the mortgage loan. In
                                           addition, any reduction in the loan
                                           rate of a mortgage loan would
                                           reduce the excess cash flow
                                           available to absorb losses.

Effect of loan rates on the securities...  The Class A notes accrue interest at a rate based on interpolated
                                           one-month and two-month LIBOR index
                                           plus a specified margin for the
                                           first payment date and otherwise
                                           the Class A notes accrue interest
                                           at a rate based on the one-month
                                           LIBOR index plus a specified
                                           margin, but are always subject to a
                                           cap based in part on the interest
                                           rates on the mortgage loans.

                                           The mortgage loans have interest
                                           rates that are based on the prime
                                           rate, and have periodic and maximum
                                           limitations on adjustments to the
                                           loan rate. As a result, the Class A
                                           notes may accrue less interest than
                                           they would accrue if the Class A
                                           note rate were based solely on the
                                           one-month LIBOR index plus the
                                           specified margin.

                                           A variety of factors could affect
                                           the interest rates on the mortgage
                                           loans and thus limit the note rate
                                           for the Class A notes. Some of
                                           these factors are described below.

                                             o  The note rate adjusts monthly
                                                while the loan rates on the
                                                mortgage loans may adjust less
                                                frequently. Consequently, the
                                                loan rates may limit increases
                                                in the note rate and
                                                certificate rate for extended
                                                periods in a rising interest
                                                rate environment.

                                             o  The prime rate may respond to
                                                different economic and market
                                                factors than one-month LIBOR
                                                and thus may change in a
                                                direction different from
                                                one-month LIBOR and may
                                                increase or decrease at
                                                different rates or times. As a
                                                result, the loan rates could
                                                decline while one-month LIBOR
                                                is stable or rising. And
                                                although both the loan rates
                                                and one-month LIBOR may either
                                                decline or increase during the
                                                same period, the loan rates
                                                could decline more rapidly or
                                                increase more slowly than
                                                one-month LIBOR.

                                           These factors may adversely affect
                                           the yield to maturity on the Class
                                           A notes. We cannot assure you that
                                           all basis risk carryforward will be
                                           paid. In addition, the policy does
                                           not cover, and the ratings of the
                                           securities do
                                           not address the likelihood of, the
                                           payment of basis risk carryforward.

Event of default under the
     indenture...........................  So long as the security insurer is not in default with respect to its
                                           obligations under the policy,
                                           neither the indenture trustee nor
                                           the securityholders may declare an
                                           event of default under the
                                           indenture and accelerate the
                                           maturity of the securities without
                                           the consent of the security
                                           insurer. If an event of default
                                           under the indenture occurs, the
                                           security insurer will have the
                                           right, but not the obligation, to
                                           cause the liquidation, in whole or
                                           in part, of the trust estate, which
                                           will result in redemption, in whole
                                           or in part, of the Class A notes.
                                           The security insurer's decisions
                                           with respect to defaults may have a
                                           significant impact on the weighted
                                           average life of the Class A notes.
                                           See "Description of the Indenture--
                                           Remedies on Event of Default Under
                                           the Indenture" in this prospectus
                                           supplement.

                                           For a discussion of additional
                                           risks pertaining to the securities,
                                           see "Risk Factors" in the
                                           prospectus.

Recent Events............................  On September 11, 2001, certain tragic events occurred at the World
                                           Trade Center in New York City, in
                                           Pennsylvania, and at the Pentagon
                                           in Arlington, Virginia that have
                                           caused significant uncertainty with
                                           respect to global markets. The
                                           short term and long term impact of
                                           these events is uncertain, but
                                           could have a material effect on
                                           general economic conditions,
                                           consumer confidence, and market
                                           liquidity. The effect of these
                                           events on the rate of delinquencies
                                           and losses on the mortgage loans
                                           and servicing decisions with
                                           respect thereto is unpredictable at
                                           this time. Any adverse impact as a
                                           result of these events would be
                                           borne by holders of the securities.

                                           In response to the events of
                                           September 11, 2001, the United
                                           States commenced military
                                           operations in Afghanistan on
                                           October 7, 2001. These military
                                           operations may increase the
                                           likelihood that shortfalls imposed
                                           by the Soldiers' and Sailors' Civil
                                           Relief Act of 1940 may occur. For a
                                           further discussion see "Certain
                                           Legal Aspects of the Loans--
                                           Soldiers' and Sailors' Civil Relief
                                           Act" in the Prospectus.

                                  The Issuer

General

     The issuer will be CWABS Master Trust (the "Trust"), which is a business trust formed under the laws of the State of Delaware pursuant to the master trust agreement, dated as of August 28, 2000, between CWABS, Inc., as depositor, and Wilmington Trust Company, as owner trustee. After its formation, the Trust will not engage in any activity other than:

     o to issue securities in one or more series pursuant to indentures and transferor certificates and certificates, each in one or more series pursuant to the trust agreement, and to grant series assets to an indenture trustee pursuant to an indenture;

     o to distribute to the owner of the certificates pursuant to the trust agreement and the other transaction documents amounts received for the certificates;

     o to distribute to the owner of the transferor certificate (the "transferor") pursuant to the trust agreement and other transaction documents any portion of the related series assets released from the lien of the related indenture and any other amounts provided for in the related sale and servicing agreement;

     o to engage in those activities that are appropriate to accomplish any of the foregoing or are incidental to them; and

     o to engage in any other activities appropriate to conserve the series assets of any subtrust and make payments to any transferor and the securityholders.

     The Series 2002-A Subtrust will be a subtrust of the Trust created by the Series 2002-A Trust Supplement (together with the master trust agreement, the "trust agreement") dated as of February 28, 2002 between the depositor and the owner trustee. The Class A notes and the Class A-IO certificates (collectively the "securities") will be limited recourse obligations of the Trust, secured by and payable solely out of the assets of the Series 2002-A Subtrust, and securityholders will have no right against the assets of the Trust generally or the assets of any other series.

     The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as owner trustee, at its address below.

Trust Estate

     The property of the Series 2002-A Subtrust pledged to the indenture trustee (the "trust estate") will generally consist of:

     o the principal balance of each mortgage loan as of the cut-off date (referred to as the cut-off date principal balance), plus any new advances made on it under the applicable credit line agreement ("Additional Balances");

     o collections on the mortgage loans received after the cut-off date (exclusive of payments of accrued interest due on or before the cut-off date);

     o  the related mortgage files;

     o properties securing the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

     o the collection account for the securities (excluding its net earnings);

     o  the Trust's rights under hazard insurance policies; and

     o the interest of the Trust in the sale and servicing agreement and the purchase agreement.

     The securities will have the benefit of the policy and the seller loss coverage obligation and the trust estate will have the benefit of the second mortgage bulk insurance policy.

     A substantial portion of the economic interest in the mortgage loans is pledged to the repayment of the securities and subject to the lien of the indenture. All of the remaining interest in the assets of the Series 2002-A Subtrust will be represented by a single transferor certificate that will be owned by the transferor.

     The transferor has the right to sell or pledge the transferor certificate at any time, if

     o the Rating Agencies have notified the issuer and the indenture trustee in writing that the action will not result in the reduction or withdrawal of the ratings assigned to the securities,

     o it also sells or pledges an equal percentage of the Class A-IO certificates at the same time and to the same person, and

     o certain other conditions specified in the trust agreement are satisfied.

The Owner Trustee

     Wilmington Trust Company will act as the owner trustee under the trust agreement. Wilmington Trust Company is a Delaware banking corporation and its principal officers are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

     The owner trustee may hold securities in its own name or as pledgee. To meet the legal requirements of certain jurisdictions, the owner trustee and the administrator (appointed pursuant to an administration agreement among the Trust, Countrywide Home Loans, Inc. as administrator, and the indenture trustee) may appoint co-trustees or separate trustees of any part of the trust estate under the trust agreement. All rights and obligations conferred or imposed on the owner trustee by the sale and servicing agreement and the trust agreement will be conferred or imposed on any separate trustee or co-trustee. In any jurisdiction in which the owner trustee is incompetent or unqualified to perform any act, the separate trustee or co-trustee will perform the act solely at the direction of the owner trustee.

     The owner trustee may resign at any time, in which event the administrator must appoint a successor. The administrator may also remove the owner trustee if it becomes legally unable to act or becomes insolvent. Any resignation or removal of the owner trustee and appointment of a successor will not become effective until acceptance of the appointment by the successor.

     The owner trustee has no duty to manage, make any payment on, register, record, sell, dispose of, or otherwise deal with the trust estate, or to otherwise take or refrain from taking any action under any document contemplated by the trust agreement, except as expressly provided by the trust agreement or in instructions received by the owner trustee pursuant to the trust agreement. The owner trustee will be required to perform only those duties specifically required of it under the trust agreement. The owner trustee will disburse all moneys actually received by it constituting part of the trust estate on the terms of the transaction documents and it will not be accountable under the trust agreement or any other transaction document except
(i) for its own willful misconduct or gross negligence or (ii) for the inaccuracy of certain representations and warranties in the trust agreement.

Termination

     The Series 2002-A Subtrust will dissolve when it makes its final distribution of all moneys or other property held for the Series 2002-A Subtrust under the trust agreement.

                             The Security Insurer

     The following information in this section has been provided by Financial Guaranty Insurance Company (the "Security Insurer"). Accordingly, none of the depositor, the sponsor and master servicer, or any of the underwriters of the securities, makes any representation as to the accuracy and completeness of the information in this section.

     Financial Guaranty Insurance Company, a New York stock insurance corporation, is a monoline financial guaranty insurance company that, since January 1984, has been a leading insurer of bonds issued by municipal governmental subdivisions and their agencies. The Security Insurer also insures a variety of non-municipal structured debt obligations and pass-through securities. The Security Insurer is authorized to write insurance in all 50 states, the District of Columbia, and Puerto Rico and is also authorized to carry on general insurance business in the United Kingdom and to write credit and guaranty insurance in France.

     The Security Insurer is a wholly-owned subsidiary of FGIC Corporation, a Delaware holding company. FGIC Corporation is a subsidiary of General Electric Capital Corporation. Neither FGIC Corporation nor General Electric Capital Corporation is obligated to pay the debts of or the claims against the Security Insurer.

     The Security Insurer and its holding company, FGIC Corporation, are subject to regulation by the State of New York Insurance Department and by each other jurisdiction in which the Security Insurer is licensed to write insurance. These regulations vary from jurisdiction to jurisdiction, but generally require insurance holding companies and their insurance subsidiaries to register and file certain reports, including information concerning their capital structure, ownership, and financial condition and require prior approval by the insurance department of their state of domicile of changes in control, of dividends, of other intercorporate transfers of assets, and of transactions between insurance companies, their parents, and affiliates. The Security Insurer is required to file quarterly and annual statutory financial statements and is subject to statutory restrictions concerning the types and quality of investments, the use of policy forms, premium rates, and the size of risk that it may insure, subject to reinsurance. Additionally, the Security Insurer is subject to triennial audits by the State of New York Insurance Department.

     As of September 30, 2001, December 31, 2000, and December 31, 1999, the Security Insurer had written directly or assumed through reinsurance, guaranties of approximately $352.9 billion, $326.8 billion, and $298.9 billion par value of securities, respectively (of which approximately 85 percent, 85 percent and 86 percent, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $2.57 billion, $2.47 billion and $2.37 billion, respectively. As of September 30, 2001, the Security Insurer had reinsured approximately 19 percent of the risks it had written, 29 percent through quota share reinsurance, 13 percent through excess of loss reinsurance, and 58 percent through facultative arrangements.

     The following table sets forth the capitalization of the Security Insurer as of December 31, 1999, December 31, 2000, and September 30, 2001, respectively, on the basis of accounting principles generally accepted in the United States of America. No material adverse change in the capitalization of the Security Insurer has occurred since September 30, 2001.

                                 Financial Guaranty Insurance Company
                                         CAPITALIZATION TABLE
                                         (Dollars in Millions)

                                                                                      September 30,
                                                        December 31,   December 31,      2001
                                                           1999           2000         (Unaudited)
                                                       -------------- -------------- ---------------
 Unearned Premiums...................................    $    579       $    581       $    591
 Other Liabilities...................................         180            225            258
 Stockholder's Equity
     Common Stock....................................          15             15             15
     Additional Paid-in Capital......................         384            384            384
     Accumulated Other Comprehensive Income (Loss)...         (47)            23             31

                                                S-16

     Retained Earnings...............................       1,687          1,608          1,569
                                                       ------------   ------------   ------------
 Total Stockholder's Equity..........................       2,039          2,030          1,999
                                                       ------------   ------------   ------------
 Total Liabilities and Stockholder's Equity..........    $  2,798       $  2,836       $  2,848
                                                       ============   ============   ============

     The audited financial statements of Financial Guaranty Insurance Company as of December 31, 2000 and December 31, 1999 and for each of the years in the three year period ended December 31, 2000 and the unaudited financial statements of Financial Guaranty Insurance Company as of September 30, 2001 and for the nine month periods ended September 30, 2001 and September 30, 2000, which are included in a Form 8-K filed in connection with the Registration Statement of which this prospectus supplement is a part, are hereby incorporated by reference in this prospectus supplement.

     Copies of the Security Insurer's quarterly and annual statutory statements filed by the Security Insurer with the State of New York Insurance Department are available upon request to Financial Guaranty Insurance Company, 125 Park Avenue, New York, New York 10017, Attention: Corporate Communications Department. The Security Insurer's telephone number is (212) 312-3000.

     The Security Insurer considers its role in providing insurance to be credit enhancement rather than credit substitution. The Security Insurer only insures securities that it considers to be of investment grade quality. With respect to each category of obligations considered for insurance, the Security Insurer has established and maintains its own underwriting standards that are based on those aspects of credit quality that the Security Insurer deems important for the category and that take into account criteria established for the category typically used by rating agencies. Credit criteria for evaluating securities include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flow, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios, underlying levels of protection such as insurance or over-collateralization, and, particularly in the case of long-term municipal securities, the importance of the project being financed.

     The Security Insurer also reviews the security features and reserves created by the financing documentation, as well as the financial and other covenants imposed on the credit backing the issue. In connection with underwriting new issues, the Security Insurer sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the insured obligation by a party of acceptable credit quality obligated to make payment before any payment by the Security Insurer.

     Insurance written by the Security Insurer insures the full and timely payment of interest and principal when due on insured debt securities and timely interest and ultimate principal payments due in respect of pass-through securities and mortgage-backed debt securities. If the issuer of a security insured by the Security Insurer defaults on its obligations to pay such debt service, or, in the case of a pass-through security, available funds are insufficient to pay the insured amounts, the Security Insurer will make the scheduled insured payments, without regard to any acceleration of the securities that may have occurred, and will be subrogated to the rights of security holders to the extent of its payments. The claims paying ability of the Security Insurer is rated Aaa, AAA, and AAA by Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Rating Services, a division of The McGraw-Hill Companies Inc. ("Standard & Poor's"), and Fitch, Inc., respectively.

     In consideration for issuing its insurance, the Security Insurer receives a premium that is generally paid in full upon issuance of the policy or on an annual, semiannual, or monthly basis. The premium rates charged depend principally on the credit strength of the securities as judged by the Security Insurer according to its internal credit rating system and the type of issue.

     The Security Insurer makes no representation regarding the securities or the advisability of investing in the securities. The Security Insurer does not accept any responsibility for the accuracy or completeness of this prospectus supplement or the related prospectus, or any information or disclosure contained herein or therein, or omitted herefrom or therefrom, other than the information supplied by the Security Insurer and presented under the headings "Description of the Securities -- The Policy" and "The Security Insurer."

     Each rating of the Security Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the financial strength of the Security Insurer. Any further explanation as to the significance of the rating of the Security Insurer may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell, or hold the securities, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the securities. The Security Insurer does not guaranty the market price of the securities nor does it guaranty that the ratings on the securities will not be revised or withdrawn.

                               The Loan Insurer

     United Guaranty Residential Insurance Company of North Carolina ("United Guaranty"), a North Carolina insurance company with corporate offices in Greensboro, North Carolina, is a wholly owned subsidiary of United Guaranty Corporation, a North Carolina corporation, which is a wholly owned subsidiary of American International Group, Inc. United Guaranty is engaged in the business of insuring lenders against loss upon defaults by mortgagors in the payment of insured second mortgage loans on one- to four-family residential properties and unsecured loans and is approved as a private mortgage guaranty insurer by Fannie Mae. United Guaranty is licensed in all states except Arizona, California, New Hampshire, New York, and Wyoming. At December 31, 2001, United Guaranty reported, on an unaudited statutory accounting basis, surplus as regards policyholders (consisting of capital stock, gross paid in and contributed surplus, and unassigned surplus) of $34,464,325, and a statutory contingency reserve of $57,487,068. At the date, United Guaranty reported insurance in force covering $5,867,180,456 of residential insured second mortgage loans and unsecured loans. An Annual Statement for United Guaranty, on the Fire and Casualty Form promulgated by the National Association of Insurance Commissioners, for the year ended December 31, 2000, is available from Countrywide Securities Corporation, 4500 Park Granada, Calabasas, CA 91302 (telephone: (818) 225-3000).

     Neither United Guaranty Corporation nor American International Group, Inc. nor any affiliate of either has guaranteed or agreed to assume the obligations of its subsidiary in connection with this mortgage guaranty insurance program.

     The information provided by United Guaranty with respect to its mortgage guaranty insurance is limited to matters relating to the provision of such insurance and is not intended to address matters respecting investment in the securities that are the subject of this document. United Guaranty offers insurance on second mortgage loans and unsecured loans; it does not provide financial guaranty insurance or any other type of insurance, nor does it offer any form of credit enhancement.

     United Guaranty furnished the information relating to it in the above three paragraphs but has made no independent verification of any other information in this prospectus supplement. All summaries of, and information relating to, the second mortgage bulk insurance policy issued by United Guaranty in this prospectus supplement, other than this section, were prepared by the issuer which is solely responsible therefor, and United Guaranty makes no representation as to the correctness or completeness thereof.

     The financial strength of United Guaranty has been rated "AAA" by Standard & Poor's. The rating agency issuing the rating can withdraw or change its rating at any time.

     The information under "The Loan Insurer" has been provided by United Guaranty. None of the depositor, the master servicer, the indenture trustee, the co-trustee, nor any of their respective affiliates makes any representation as to the accuracy or completeness of this information.

                              The Master Servicer

General

     Countrywide Home Loans, Inc. ("Countrywide") will service the mortgage loans consisting of adjustable rate home equity revolving credit line loans made or to be made in the future in accordance with the sale and servicing agreement. The mortgage loans will be secured by either first or second deeds of trust or mortgages on the residential properties that are primarily single family residences, individual units in planned unit developments, or condominium units.

     Countrywide may perform any of its obligations under the sale and servicing agreement, dated as of February 28, 2002, among CWABS, Inc., as depositor, Countrywide, as sponsor and master servicer, the Trust, and Bank One, National Association, as indenture trustee, through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing obligations under the sale and servicing agreement as if the master servicer alone were servicing the mortgage loans. As of the Closing Date, the master servicer will service the mortgage loans without subservicing arrangements.

The Master Servicer

     Countrywide, a New York corporation and a subsidiary of Countrywide Credit Industries, Inc., will act as master servicer for the mortgage loans pursuant to the sale and servicing agreement. Countrywide is engaged primarily in the mortgage banking business, and as such, originates, purchases, sells, and services mortgage loans. Countrywide originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Countrywide's mortgage loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. Countrywide began servicing home equity lines of credit in October 1994.

     At December 31, 2001 Countrywide provided servicing for approximately $335.26 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At December 31, 2001 Countrywide provided servicing for approximately $5.49 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

     The principal executive offices of Countrywide are located at 4500 Park Granada, Calabasas, California 91302. Its telephone number is (818) 225-3300. Countrywide conducts operations from its headquarters in Calabasas and from offices located throughout the nation.

                         The Home Equity Loan Program

Underwriting Procedures Relating to Home Equity Loans

     The following is a description of the underwriting procedures customarily employed by the sponsor with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the sponsor's underwriting guidelines will be made when compensating factors are present. These factors include the borrower's employment stability, favorable credit history, equity in the related property, and the nature of the underlying first mortgage loan.

     Each applicant for a home equity loan must complete an application that lists the applicant's assets, liabilities, income, employment history, and other demographic and personal information. If information in the loan application demonstrates that the applicant has sufficient income and there is sufficient equity in the real property to justify making a home equity loan, the sponsor will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant to evaluate the applicant's ability and willingness to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments, and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits, or judgments.

     The sponsor originates or acquires mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Program, its Alternative Documentation Program, its Reduced Documentation Program, its Streamlined Documentation Program, and its Super-Streamlined Documentation Program. Generally, the Full Documentation Program will provide a complete and executed Verification of Employment covering a two year period, as well as current paystubs covering one month and two years W-2s or tax returns. The Alternative Documentation Program permits a salaried borrower to provide paystubs and W-2 forms covering the most recent two years, in lieu of providing a Verification of Employment.

     The Reduced Documentation Program places more emphasis on property underwriting than on credit underwriting. Therefore, certain credit underwriting documentation concerning income and employment verification is waived. The Reduced Documentation Program requires applicants to list their assets and also permits bank statements in lieu of verifications of deposits. Only self-employed borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion are eligible for the Reduced Documentation Program. The Streamlined Documentation Program allows for a single paystub with year-to-date earnings for salaried borrowers and the most recent year's tax returns for borrowers who are self-employed or commissioned.

     The Super-Streamlined Documentation program is available for first-lien borrowers in good standing with Countrywide. The Super-Streamlined Documentation Loan Program is available for borrowers who have recently purchased or refinanced (rate or term) with the sponsor if they have not been 30 days delinquent in payment during the previous twelve month period. Under the Super-Streamlined Documentation Program, the value used in conjunction with obtaining the first lien from the sponsor is used in lieu of a new appraisal and subsequently used to determine the combined loan-to-value ratios for the new home equity line of credit. In most instances, the maximum loan amount is limited to the lesser of 25% of the first lien balance or $50,000. Although, a credit review is conducted, no debt ratio calculation, income documentation, or asset verification is required. A telephonic verification of employment is required before loan closing.

     Full appraisals are generally performed on all home equity loans that at origination had a credit limit greater than $100,000. These appraisals are determined on the basis of a sponsor-approved, independent third-party, fee-based appraisal completed on forms approved by Fannie Mae or Freddie Mac. For certain home equity loans that had at origination a credit limit less than or equal to $100,000, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either Fannie Mae or Freddie Mac. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements, and generally must have been made not earlier than 180 days before the date of origination of the mortgage loan. For certain home equity loans with credit limits less than or equal to $100,000, Countrywide may have the related mortgaged property appraised electronically. Electronic appraisals use commercially-available home price indices and will only be completed on mortgaged properties where Countrywide also services the first mortgage. The minimum and maximum loan amounts for home equity loans are generally $7,500 and $500,000, respectively. Borrowers may draw under the home equity loans in minimum amounts of $250 and maximum amounts up to the remaining available credit, in each case after giving effect to all prior draws and payments on the credit line.

     After obtaining all applicable income, liability, asset, employment, credit, and property information, the sponsor generally uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations (assuming the mortgage loan interest rate is based on the applicable fully indexed interest rate) to the borrower's gross monthly income. Based on this, the maximum monthly debt-to-income ratio is 45%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. The sponsor currently offers home equity loan products that allow maximum combined loan-to-value ratios up to 100%.

     It is generally the sponsor's policy to require a title search or limited coverage policy before it makes a home equity loan for amounts less than or equal to $100,000. In addition, if the home equity loan has a maximum draw amount of more than $100,000, the sponsor requires that the borrower obtain an ALTA policy, or other assurance of title customary in the relevant jurisdiction. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or the home equity loan is in first lien position.

Servicing of the Mortgage Loans

     The master servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to,

     o the collection and aggregation of payments relating to the mortgage loans;

     o the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings, and, if applicable, the disposition of the mortgaged properties; and

     o the preparation of tax related information in connection with the mortgage loans.

     Billing statements are mailed monthly by the master servicer. The statements detail all debits and credits and specify the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the master servicer to the mortgagor with the monthly statements. All payments are due by the fifteenth day of the month.

     The general policy of the master servicer is to initiate foreclosure in the underlying property for a mortgage loan

     o after the loan is 90 days or more delinquent and satisfactory arrangements cannot be made with the mortgagor; or

     o if a notice of default on a senior lien is received by the master servicer.

     Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery on the loans, including any deficiencies.

     Once foreclosure is initiated by the master servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the master servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

     After foreclosure, if the home equity loan is secured by a first mortgage lien, the master servicer may liquidate the mortgaged property and charge off the home equity loan balance that was not recovered through liquidation proceeds. If the mortgaged property was subject to a senior lien, the master servicer will either directly manage the foreclosure sale of the property and satisfy the lien at the time of sale or take other action deemed necessary to protect the interest in the mortgaged property. If, in the judgment of the master servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the master servicer will generally charge off the entire home equity loan and may seek a money judgment against the borrower.

     Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the master servicer's business judgment, changes in the portfolio, and applicable laws and regulations.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans of the type included in the pool serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of the loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered a basis for assessing the likelihood, amount, or severity of delinquencies or losses on the mortgage loans. The foreclosure and delinquency experience presented in the table below may not be indicative of the foreclosure and delinquency experience the mortgage loans will experience.

     For the purposes of the following table:

     o The period of delinquency is based on the number of days payments are contractually past due.

     o Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o Foreclosure Rate is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o Bankruptcy Rate is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                                             Delinquency and Foreclosure Experience

                                 As of December 31, 1999          As of December 31, 2000          As of December 31, 2001
                              ------------------------------   ------------------------------   -------------------------------
                                   Principal                        Principal                        Principal
                                    Balance       Percentage         Balance       Percentage          Balance       Percentage
                              -----------------   ----------   -----------------   ----------   -----------------    ----------
 Portfolio...............     $2,412,534,167.47       --       $3,748,790,561.82       --       $5,479,012,451.54        --
 Delinquency percentage
    30 - 59 Days.........     $    5,554,389.27     0.23%      $   14,580,950.53     0.39%      $   28,456,872.07       0.52%
    60 - 89 Days.........          2,123,878.51     0.09%           4,626,810.83     0.12%      $    7,555,089.12       0.14%
    90+ Days.............          4,665,157.69     0.19%          10,660,110.74     0.28%      $   21,422,742.71       0.39%
                              -----------------     -----      -----------------     -----      -----------------       -----

    Total................     $   12,343,425.47     0.51%      $   29,867,872.10     0.80%      $   57,434,703.90       1.05%

 Foreclosure Rate........     $      646,956.56     0.03%      $    1,232,842.13     0.03%      $    3,142,409.33       0.06%
 Bankruptcy Rate.........     $    7,706,013.75     0.32%      $    9,192,831.89     0.25%      $   12,681,563.87       0.23%

                       Description of the Mortgage Loans

General

     The issuer expects that the actual pool as of the Closing Date will represent approximately $600,000,000 aggregate principal balance of mortgage loans. The mortgage loans to be included in the cut-off date pool will represent mortgage loans originated by the sponsor on or before the cut-off date and sold by the sponsor to the depositor, and by the depositor to the Trust, on the Closing Date. If the sponsor does not, as of the cut-off date, have the full amount of mortgage loans that the depositor expects to purchase from the sponsor and sell to the Trust on the cut-off date (i.e., approximately $600,000,000 aggregate principal balance of mortgage loans), the depositor may reduce the size of the offering. Likewise, if the sponsor has more mortgage loans than anticipated, the depositor may increase the size of the offering. The original principal amount of the Class A notes may not increase or decrease by more than 10%.

Mortgage Loan Terms

     General. A borrower may access a mortgage loan by writing a check in a minimum amount of $250. The mortgage loans bear interest at a variable rate that changes monthly on the first business day of the related month with changes in the applicable index rate. The daily periodic rate on the mortgage loans (i.e., the loan rate) is the sum of the index rate plus the applicable margin, divided by 365 days. The index rate is based on the highest "prime rate" published in the "Money Rates" table of The Wall Street Journal as of the first business day of each calendar month.

     The second mortgage ratio for a mortgage loan in a second lien position is the credit limit for the related mortgage loan divided by the sum of the credit limit and the outstanding principal balance of any mortgage loan senior to the related mortgage loan as of the date of related loan application.

     Countrywide generally offers introductory loan rates on its home equity lines of credit. The introductory rate applies to payments made during the first three months or first six months after origination. After the introductory period, the loan rate will adjust to the index rate plus the applicable margin.

     In general, the home equity loans may be drawn on during a draw period of five years. Home equity loans with a draw period of five years (which generally may be extendible for an additional five years, with Countrywide's approval) are expected to constitute approximately no less than 95% of the aggregate principal balance of the mortgage loans to be included in the final mortgage loan pool. These loans are generally subject to a fifteen year repayment period following the end of the draw period. During this repayment period, the outstanding principal balance of the loan will be paid in monthly installments equal to 1/180 of the outstanding principal balance at the end of the draw period.

     The minimum payment due during the draw period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period, any past due finance charges, and any other charges owed. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the mortgage loan during the related billing period, any amounts past due, any other charges owed, and the principal payment described above.

     The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to

     o  its principal balance as of the cut-off date, plus

     o  any Additional Balances for the mortgage loan, minus

     o all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the relevant day.

The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds is zero.

Pool Characteristics

     Set forth below and in Annex I is certain statistical information based on scheduled principal balances as of January 4, 2002, which is the "Statistical Calculation Date," of a pool of mortgage loans that CWABS, Inc. believes is representative of the mortgage loans expected to be included in the final mortgage loan pool (the "Pool Characteristics"). This information as well as other information in this prospectus supplement describing the mortgage loans and the final mortgage loan pool are approximate percentages based on the aggregate principal balances of the mortgage loans to be included in the final mortgage pool as of the relevant dates, with the characteristics for any mortgage loan actually included in the mortgage loan pool at the closing date taken as of the cut-off date.

     A detailed description of the mortgage loans actually delivered (the "Detailed Description") will be available at or before, and will be filed on Form 8-K with the Securities and Exchange Commission within fifteen days after, delivery of the securities. The Detailed Description will specify, among other things, the following information regarding the mortgage loans included in the trust estate on the closing date

     o the outstanding principal balances of the mortgage loans as of the cut-off date,

     o  the lien priorities of the mortgage loans,

     o  the loan rates borne by the mortgage loans as of the cut-off date,

     o  the combined loan-to-value ratios of the mortgage loans,

     o  the remaining term to scheduled maturity of the mortgage loans,

     o  the type of properties securing the mortgage loans,

     o  the geographical distribution of the mortgage loans by state, and

     o the credit limits and credit limit utilization rates of the mortgage loans as of the cut-off date.

The Detailed Description is as of the cut-off date. The mortgage loans will have been originated pursuant to credit line agreements and will be secured by mortgages or deeds of trust. The mortgages and deeds of trust are either first or second mortgages or deeds of trust on mortgaged properties expected to be located in 49 states and the District of Columbia. The mortgaged properties securing the mortgage loans will consist of residential properties that are primarily single family residences, individual units in planned unit developments, or condominium units. See "-- Mortgage Loan Terms" above.

Conveyance of Mortgage Loans

     The obligation of the Trust to purchase mortgage loans on the Closing Date is subject to the following requirements, any of which requirements may be waived or modified in any respect by the Security Insurer and the loan insurer:

     o the mortgage loan may not currently be, nor have been, 30 or more days delinquent as of the Closing Date;

     o the remaining term to stated maturity of the mortgage loan will not exceed 302 months;

     o the mortgage loan will be secured by a mortgage in a first or second lien position;

     o  the mortgage loan will not have a loan rate less than 2.00%;

     o the mortgage loan will be otherwise acceptable to the Security Insurer and the loan insurer;

     o following the purchase of the mortgage loan by the Trust, the mortgage loans as of the Closing Date

           (a)  will have a weighted average loan rate of at least 5%;

           (b) will have a weighted average remaining term to stated maturity of not more than 302 months;

           (c) will have a weighted average combined loan-to-value ratio of not more than 88%;

           (d) will have no mortgage loan with a principal balance in excess of $1,500,000;

           (e) will have a concentration in any one state not in excess of 29%; and will have a concentration in any one zip code not in excess of 3.50%;

           (f) will have not more than 3% in aggregate principal balance of mortgage loans relating to non-owner occupied properties;

           (g) will not have more than 10.00% in aggregate principal balance of mortgage loans that were appraised electronically; and

           (h)  will have a weighted average FICO of not less than 700;

     o the mortgage loan will have a combined loan-to-value ratio not in excess of 100%;

     o the mortgage loan will have a credit limit between $6,000 and $1,500,000;

     o  the mortgage loan will have a margin between--1.75% and 8.875%; and

     o the mortgage loan will comply with the representations and warranties in the sale and servicing agreement.

Loan Insurance Policy

     A second mortgage bulk insurance policy will be issued to provide coverage if a borrower defaults on a mortgage loan by United Guaranty. Subject to certain limitations, the second mortgage bulk insurance policy will be available to cover losses from defaults in payment on all mortgage loans that are not subject to a policy exclusion, and will be in an initial amount equal to approximately $71,600,000. The co-trustee will be responsible for forwarding the premiums for the second mortgage bulk insurance policy on behalf of the securityholders as provided in the indenture and the master servicer will present claims and provide certain notices under the second mortgage bulk insurance policy on behalf of itself, the indenture trustee, the co-trustee, and the securityholders.

     The following summary describes certain provisions of the second mortgage bulk insurance policy. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the second mortgage bulk insurance policy.

     The second mortgage bulk insurance policy is not a blanket policy against loss, since claims under it may only be made for particular defaulted mortgage loans and only on satisfaction of certain conditions precedent. The original amount of coverage under the second mortgage bulk insurance policy will be reduced over the life of the securities by the aggregate dollar amount of claims paid and certain reductions in the coverage of the second mortgage bulk insurance policy.

     Defaults giving rise to a claim under the second mortgage bulk insurance policy are:

     o the failure by a borrower to pay when due a nonaccelerated scheduled periodic payment due under the mortgage loan, or

     o the failure by a borrower to pay the outstanding balance if the mortgage loan has been accelerated due to a violation by the borrower of any due-on-sale clause.

     When a default occurs, the claim amount will be equal to the sum of

     o the unpaid principal balance on the mortgage loan, as of the date the last payment was made,

     o simple interest on the amount of unpaid principal balance from the date of default until the earlier of the date the claim is submitted or is required to be submitted at the lesser of the contract rate and eighteen percent, and

     o  up to $350.00 of court expenses;

less the sum of

     o the amount of all rents and other payments (excluding proceeds of fire and extended coverage insurance) collected or received from the mortgage loan or the mortgaged property,

     o  the amount of cash in any escrow account for the mortgage loan,

     o the amount of cash held as security for the mortgage loan and all sums as to which set-off is available, and

     o the amount paid under applicable fire and extended coverage policies in excess of the cost of restoring and repairing the mortgaged property that has not been applied to the payment of the mortgage loan.

     In calculating these amounts, the unpaid principal balance of a mortgage loan will not exceed the principal balance of the mortgage loan on the cut-off date plus any Additional Balances and the unpaid principal balance and interest will be reduced by any reduction in any insolvency proceeding and any reduction under the Soldiers' and Sailors' Civil Relief Act of 1940 and will be subject to the provisions of the second mortgage bulk insurance policy on modifications of the terms of the mortgage loans. When a loss becomes payable, United Guaranty will pay the co-trustee within 60 days after the master servicer has filed a claim in accordance with the second mortgage bulk insurance policy.

     The master servicer must file a claim within 30 days after a mortgage loan becomes six months in default or within 30 days after United Guaranty has elected to accelerate filing of a claim. If the master servicer fails to file a claim within the applicable time, the failure will be deemed to have been an election by the master servicer to waive any right to any benefit under second mortgage bulk insurance policy with respect to that mortgage loan. In addition, the master servicer must notify United Guaranty of mortgage loans as to which a default has existed for three months or a foreclosure proceeding has been commenced.

     The mortgage loan will be considered to remain in default until filing of a claim so long as the scheduled periodic payment has not been made or violation of the due-on-sale clause continues. For example, a mortgage loan is "four months in default" if the monthly installments due on January 1 through April 1 remain unpaid after the close of business on April 1 or if a basis for acceleration exists for a continuous period of four months.

     Claims involving certain specified circumstances are excluded from the coverage of the second mortgage bulk insurance policy. United Guaranty will not be liable for losses in connection with those claims except in certain circumstances when the amount by which the loss increased because of the excluded circumstances can be reasonably determined, in which case the loss will be reduced to the extent of that increased amount. The exclusions, more particularly described in the second mortgage bulk insurance policy, are:

     o any claim resulting from a failure of a borrower to make a balloon payment, which is any payment that is more than twice the size of a normal amortizing payment, other than due to acceleration of the mortgage loan;

     o any claim resulting from a default that occurred before coverage under the second mortgage bulk insurance policy began;

     o any claim resulting from a default that occurred in respect of a mortgage loan that was, or was ever, 30 days or more delinquent as of the cut-off date;

     o any claim involving incomplete or incorrect (in accordance with construction plans) construction on the mortgaged property;

     o any claim involving a lending transaction with the borrower materially different from the description to United Guaranty of the lending transaction;

     o any claim involving any dishonest, fraudulent, criminal, or knowingly wrongful act by the sponsor, the master servicer, any other insured or any other servicer; or any claim involving negligence of the sponsor or the master servicer;

     o any claim occurring when, at the time of default or thereafter, the servicer is not the master servicer on the closing date and the change in the servicer has not been approved by United Guaranty;

     o any claim where there is physical damage to the mortgaged property and the mortgaged property has not been restored to its condition as of the effective date of the second mortgage bulk insurance policy, reasonable wear and tear excepted, or the property was not completed in accordance with the original construction plans;

     o any claim where there is environmental contamination affecting the mortgaged property, including nuclear reaction, radioactive containment, contamination by toxic waste, chemicals or other hazardous substance or other pollution, environmental or similar hazard not previously approved by United Guaranty;

     o any claim if the combined loan-to-value exceeded the maximum percentage allowed at the time the mortgage loan was submitted to United Guaranty;

     o any claim involving a purchase money loan if the borrower did not make the stated down payment;

     o any claim, if the mortgage, executed by the borrower did not create at origination a second deed of trust (as defined in the second mortgage bulk insurance policy);

     o any claim resulting from a default occurring after any material breach by the master servicer in complying with the second mortgage bulk insurance policy with respect to the related mortgage loan;

     o any claim, if, under applicable law, the borrower successfully asserted or may have successfully asserted any defense against the issuer so as to release in whole or in part the borrower's obligation to repay the loan;

     o any claim if the mortgage loan did not meet the program criteria in effect at the time the related application was submitted to United Guaranty;

     o any claim if the master servicer does not provide United Guaranty with the mortgage loan file upon United Guaranty's request for it;

     o any claim if the master servicer did not file, where permitted and where a state does not require notification to the holder of a second mortgage, a request for notice of default or comparable form that provides for notice to the issuer if a default occurs on a first mortgage; and

     o any claim if the borrower obtains a disbursement of proceeds under the mortgage loan when the borrower is two months in default on the date the borrower receives the disbursement.

     The second mortgage bulk insurance policy will not provide coverage against hazard losses, special hazard losses, or bankruptcy losses. The hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than full replacement or restoration cost from the damages.

     If the second mortgage bulk insurance policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of United Guaranty is reduced to below investment grade, the master servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the second mortgage bulk insurance policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the second mortgage bulk insurance policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the second mortgage bulk insurance policy.

     In addition, the sale and servicing agreement permits the master servicer to substitute a surety bond, letter of credit, another mortgage guaranty pool insurance policy, or other form of credit enhancement for the second mortgage bulk insurance policy so long as the substitution does not adversely affect the ratings described under "Ratings."

                    Maturity and Prepayment Considerations

     Holders of the Class A notes will be entitled to receive on each payment date payments of principal, in the amounts described under "Description of the Securities -- Payments on the Securities," until the Note Principal Balance is reduced to zero.

     After the closing date, the Transferor Principal Balance may to grow to the extent obligors make more draws than principal payments on the mortgage loans. Principal collections on the mortgage loans will be allocated during the Managed Amortization Period between the holders of the Class A notes and the transferor to maintain the Transferor Principal Balance at zero, if possible. Because of this requirement to reduce the Transferor Principal Balance to zero on each payment date during the Managed Amortization Period, there may be periods when the holders of the Class A notes receive no principal payments even though collections exceed new draws on the mortgage loans.

     To the extent of losses allocable to the Class A notes, holders of the Class A notes may also receive the amount of those losses as payment of principal from the Investor Interest Collections, from payments of the seller loss coverage obligation, or, in some instances, draws under the Policy. The level of losses and recoveries under the second mortgage bulk insurance policy may therefore affect the rate of payment of principal on the Class A notes.

     During the Rapid Amortization Period, the holders of the Class A notes will receive principal collections from the mortgage loans without reduction. If the Transferor Principal Balance were to be greater than zero during the Rapid Amortization Period, holders of the Class A notes could receive principal payments at a greater rate than would be the case if the Note Principal Balance equaled the Loan Pool Principal Balance, that is, the Transferor Principal Balance were to be zero. However, the sale and servicing agreement and the indenture permit the transferor, at its option, but subject to the satisfaction of certain conditions specified in the sale and servicing agreement to remove certain mortgage loans and release them from the lien of the indenture at any time during the life of the securities, so long as the Transferor Principal Balance (after giving effect to the removal) is not less than zero. See "Description of the Sale and Servicing Agreement -- Optional Transfers of Mortgage Loans to the Transferor."

     All of the mortgage loans may be prepaid in full or in part at any time. Mortgage loans secured by mortgaged properties in some jurisdictions may be subject to account termination fees to the extent permitted by law. In general, account termination fees do not exceed $350 and do not apply to accounts terminated after a date designated in the related credit line agreement that, depending on the jurisdiction, ranges between six months and five years following origination. The prepayment experience of the mortgage loans will affect the weighted average life of the Class A notes and the amount payable on the Class A-IO certificates.

     The rate of prepayment on the mortgage loans cannot be predicted. Generally, it is assumed that home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the mortgage loans amortize as described under "Description of the Mortgage Loans -- Mortgage Loan Terms," rates of principal payments on the mortgage loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on the mortgage loans. The prepayment experience of the mortgage loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements, and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the mortgage loans contain "due-on-sale" provisions, and the master servicer intends to enforce them unless

     o  enforcement is not permitted by applicable law or

     o the master servicer permits the purchaser of the related mortgaged property to assume the mortgage loan in a manner consistent with reasonable commercial practice.

     The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Certain Legal Aspects of the Loans -- Due-on-Sale Clauses" in the prospectus.

     The sponsor is not required to deliver certain documents relating to the mortgage loans to the custodian until 30 days after the Closing Date. See "Description of the Sale and Servicing Agreement -- Assignment of Mortgage Loans." Should the sponsor fail to deliver all or a portion of the required documents for any mortgage loan to the custodian within the required period, the sponsor must accept the transfer of the mortgage loan from the Trust. The principal balance of any mortgage loan so transferred will be deducted from the loan pool balance, thus reducing the amount of the transferor certificate. If the deduction would cause the Transferor Principal Balance to become less than zero, the sponsor must either substitute an Eligible Substitute Mortgage Loan or make a deposit into the collection account equal to the amount by which the Transferor Principal Balance would be reduced to less than zero. Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the Trust will be treated as a payment of principal of the mortgage loan.

     The yield to an investor who purchases a Class A note at a price other than par or who purchases a Class A-IO certificate will vary from the anticipated yield if the actual rate of prepayment on the mortgage loans is different from the rate anticipated by the investor at the time the securities were purchased.

     Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for the month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the mortgage loan. Borrowers may fail to make scheduled payments. Collections on the mortgage loans may vary due to seasonal purchasing and payment habits of borrowers.

     We cannot predict the level of prepayments that will be experienced by the Trust and investors may expect that a portion of borrowers will not prepay their mortgage loans to any significant degree. See "Yield and Prepayment Considerations" in the prospectus.

                                  Pool Factor

     The pool factor is a seven-digit decimal that the indenture trustee will compute monthly expressing the Note Principal Balance as of each payment date (after giving effect to any payment of principal of the Class A notes on the payment date) as a proportion of the Original Note Principal Balance. On the Closing Date, the pool factor for the Class A notes will be 1.0000000. See "Description of the Securities -- Distributions on the Securities." Thereafter, the pool factor for the Class A notes will decline to reflect reductions in the Note Principal Balance.

     Pursuant to the sale and servicing agreement and the indenture, monthly reports concerning the pool factor, and various other items of information for the securities will be made available to the securityholders. In addition, within 60 days after the end of each calendar year, beginning with the 2002 calendar year, information for tax reporting purposes will be made available to each person who has been a securityholder of record at any time during the preceding calendar year. See "Description of the Securities -- Book-Entry Securities" and "Description of the Indenture -- Reports to Noteholders."

                         Description of the Securities

General

     The Revolving Home Equity Loan Asset Backed Securities, Series 2002-A Class A notes will be issued pursuant to the indenture. The securities will be issued in denominations of $25,000 and multiples of $1,000 in excess of that amount. The repayment of, and payment on, the securities will be secured by the grant of a security interest in the mortgage loans to the indenture trustee.

     Definitive securities, if issued, will be transferable and exchangeable at the corporate trust office of the indenture trustee, which will initially maintain the security register for the securities. See "-- Book-Entry Securities" below. No service charge will be made for any registration of exchange or transfer of securities, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The "Original Note Principal Balance" for the Class A notes is expected to equal approximately $600,000,000.

     The principal amount of the outstanding Class A notes ("Note Principal Balance") on any date is equal to the Original Note Principal Balance minus the aggregate of amounts actually paid as principal to the Class A notes. See "-- Payments on the Securities" below. The notional amount of the Class A-IO certificates on any payment date will equal the Note Principal Balance on that payment date. The primary source of payment on the securities is the collections on the mortgage loans. See "Description of the Sale and Servicing Agreement -- Allocation and Collections." The securities will also have the benefit of the policy. The proceeds of any payments under the seller loss coverage obligation and the second mortgage bulk insurance policy will provide a source of funds available for payments on the securities. See "-- Seller Loss Coverage Obligation" below and "Description of the Mortgage Loans -- The Mortgage Loan Pool Insurance Policy." The portion of the interest collections on the mortgage loans that are Investor Interest Collections will be distributed in accordance with the indenture and the portion of the interest collections that are not Investor Interest Collections will be distributed to the transferor. Principal collections on the mortgage loans will be allocated between the holders of Class A notes and the transferor; see "Investor Principal Collections" and "Transferor Principal Collection" under "Description of the Securities -- Glossary of Key Terms." Each Class A note represents the right to receive payments of interest at the note rate for the Class A notes and payments of principal as described below.

Book-Entry Securities

     The Class A notes will be book-entry securities. Persons acquiring beneficial ownership interests in the Class A notes may elect to hold their securities through the Depository Trust Company in the United States, or Clearstream, Luxembourg or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more securities that equal the aggregate principal balance or notional amount, as the case may be, of the Class A notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear. Investors may hold beneficial interests in the book-entry securities in minimum denominations representing note principal balances or notional amounts, as the case may be, of $25,000 and in multiples of $1,000 in excess of that. One investor in each class of the book-entry securities may hold a beneficial interest that is not an integral multiple of $1,000. Except as described below, no person acquiring a book-entry security will be entitled to receive a definitive security representing the security. Until definitive securities are issued, Cede & Co., as nominee of DTC, is expected to be the only "securityholder" of the securities. Beneficial owners of the securities will not be securityholders as that term is used in the indenture. Beneficial owners of the securities are only permitted to exercise their rights indirectly through the participating organizations that use the services of DTC, including securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations, and DTC.

     The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution, or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry security will be recorded on the records of DTC (or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Beneficial owners of the securities will receive all payments of principal of, and interest on, the securities from the indenture trustee through DTC and DTC participants. While the securities are outstanding (except under the circumstances described below), under the rules, regulations, and procedures creating and affecting DTC and its operations (the "Rules"), DTC must make book-entry transfers among participants on whose behalf it acts with respect to the securities and must receive and transmit payments of principal of, and interest on, the securities as applicable. Participants and organizations that have indirect access to the DTC system, such as banks, brokers, dealers, trust companies, and other indirect participants that clear through or maintain a custodial relationship with a participant, either directly or indirectly, with whom beneficial owners of the securities have accounts for the securities are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective beneficial owners of the securities. Accordingly, although beneficial owners of the securities will not possess the securities, the Rules provide a mechanism by which beneficial owners of the securities will receive payments and will be able to transfer their interest.

     Beneficial owners of the securities will not receive or be entitled to receive definitive securities representing their respective interests in the securities, except under the limited circumstances described below. Until definitive securities are issued, beneficial owners of the securities who are not participants may transfer ownership of the securities only through participants and indirect participants by instructing them to transfer the securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of the securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners of the securities.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on the business day following the DTC settlement date. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the securities, see "Material Federal Income Tax Consequences -- Foreign Investors" and "-- Backup Withholding" in this prospectus supplement and "Global Clearance, Settlement And Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex II.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the relevant European international clearing system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the European depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the rules, regulations, and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Cedel S.A," a company with limited liability under Luxembourg law (a societe anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement, and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities to a new Luxembourg company, New Cedel International, societe anonyme, which is 50% owned by Cedel International and 50% owned by Deutsche Borse Clearing AG's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers, and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

     Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." With effect from January 14, 2000, New Cedel International has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000, Deutsche Borse Clearing AG was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International that share the name "Clearstream Banking"; the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream, Luxembourg in any of 44 currencies, including United States dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and, as such, is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to banks and securities brokers and dealers. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries, generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Euroclear Bank S.A./N.V. under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. The Euroclear operator is Euroclear Bank S.A./N.V.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Payments on the book-entry securities will be made on each payment date by the indenture trustee to DTC. DTC will be responsible for crediting the amount of the payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent. Each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry securities that it represents.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co. Payments on the securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants, in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Foreign Investors" and "-- Backup Withholding." Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry securities, may be limited due to the lack of physical securities for book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain definitive securities.

     Monthly and annual reports on the trust estate provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners on request, in accordance with the rules, regulations, and procedures creating and affecting DTC or the relevant depositary, and to the financial intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

     DTC has advised the transferor and the indenture trustee that, until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the indenture only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the indenture on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, for some of the securities that conflict with actions taken for other securities.

     Definitive securities will be issued to beneficial owners of the book-entry securities, or their nominees, rather than to DTC, only if

     o the issuer advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities with respect to the book-entry securities and the issuer is unable to locate a qualified successor,

     o the issuer, at its option, advises the indenture trustee in writing that it elects to terminate a book-entry system through DTC, or

     o after the occurrence of an event of default under the indenture, beneficial owners having interests in the Class A notes aggregating not less than 51% of the voting rights of the book-entry securities advise

        DTC in writing that the continuation of a book-entry system through DTC is no longer in the best interests of the beneficial owners.

     When definitive securities become available, DTC will be required to notify all beneficial owners of the occurrence of the event resulting in their availability and the availability through DTC of definitive securities. Upon surrender by DTC of the global securities representing the book-entry securities and instructions for re-registration, the indenture trustee will issue definitive securities, and thereafter the indenture trustee will recognize the holders of definitive securities as securityholders under the indenture.

     Although DTC, Euroclear, and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of the securities among participants of DTC, Euroclear, and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Glossary of Key Terms

     o Available Funds -- for any payment date, the sum of (a) Investor Interest Collections, (b) Investor Principal Collections, and (c) the amount received under the seller loss coverage obligation for that payment date.

     o Collection Period -- related to a payment date is the calendar month preceding the payment date or, in the case of the first Collection Period, the period beginning on the cut-off date and ending on the last day of March 2002.

     o Investor Floating Allocation Percentage -- for any payment date is the lesser of 100% and a fraction whose numerator is the Note Principal Balance at the beginning of the related Collection Period and whose denominator is the Loan Pool Balance at the beginning of the related Collection Period.

     o Investor Interest Collections -- for any payment date, equals the product of (a) the Interest Collections and (b) the Investor Floating Allocation Percentage for the payment date.

     o Investor Loss Amount -- for any payment date, the product of the Investor Floating Allocation Percentage and the aggregate Liquidation Loss Amount on the mortgage loans for the payment date.

     o Investor Principal Collections -- for any payment date, the principal collections on the mortgage loans (including any amounts received under the second mortgage bulk insurance policy attributable to principal) for the payment date reduced during the Managed Amortization Period by any positive amount of the Transferor Principal Balance.

     o Interest Collections -- for any payment date, the interest collections received during the related Collection Period and amounts received under the second mortgage bulk insurance policy attributable to interest minus the servicing fee for the Collection Period minus the premium for the second mortgage bulk insurance policy for the Collection Period.

     o Liquidated Mortgage Loan -- for any payment date, any mortgage loan in respect of which the master servicer has determined, based on the servicing procedures specified in the sale and servicing agreement, as of the end of the preceding Collection Period, that all liquidation proceeds that it expects to recover in the disposition of the mortgage loan or the related mortgaged property have been recovered.

     o Liquidation Loss Amount -- for any Liquidated Mortgage Loan is its unrecovered principal balance at the end of the Collection Period in which the mortgage loan became a Liquidated Mortgage Loan, after giving effect to its net liquidation proceeds and any amounts of principal received under the second mortgage bulk insurance policy.

     o Loan Pool Balance -- for any date is the aggregate of the principal balances of all mortgage loans as of the date. The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to its cut-off date principal balance, plus (a) any Additional Balances for the mortgage loan minus (b) all collections credited against the principal balance of the mortgage loan in accordance with the related credit line agreement before the day. The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds is zero.

     o Transferor Principal Balance -- for any date is the Loan Pool Balance at the close of the prior day minus the Note Principal Balance on the date of determination.

     o Transferor Principal Collections -- for any payment date is principal collections received during the related Collection Period minus the amount of principal collections required to be distributed to holders of the Class A notes under the indenture.

Payments on the Securities

     Beginning with the first payment date in April 2002, payments on the securities will be made by the indenture trustee or a paying agent on each payment date to the persons in whose names the securities are registered at the close of business on the applicable record date. The record date for the Class A notes is the day before a payment date so long as the Class A notes are book-entry securities and the record date for the Class A notes if they are no longer book-entry securities and for the Class A-IO certificates is the last day of the month preceding a payment date. The term payment date means the fifteenth day of each month or, if that day is not a business day, then the next business day. Generally, payments on the securities will be made by check or money order mailed to the address of the person entitled to it (which, in the case of book-entry securities, will be DTC or its nominee) as it appears on the security register on the record date. At the request of a securityholder owning a Class A-IO certificate or owning at least $1,000,000 principal amount of Class A notes, payments will be made by wire transfer or as otherwise agreed between the securityholder and the indenture trustee. However, the final payment on the securities upon redemption will be made only on their presentation and surrender at the office or the agency of the indenture trustee specified in the notice to securityholders of the final payment. A "business day" is any day other than a Saturday or Sunday or a day on which banking institutions in the states of New York, California, or Illinois are required or authorized by law to be closed.

     Application of Available Funds. On each payment date, the indenture trustee or a paying agent will apply the Available Funds in the following order of priority:

     (1) to pay the Security Insurer for the premium for the Policy;

     (2) to pay the holders of the Class A notes the interest accrued at the note rate for the Class A notes on the principal balance of the Class A notes as of the applicable payment date and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law);

     (3) to pay the holders of the Class A notes the Investor Principal Collections;

     (4) to pay the holders of the Class A notes any Basis Risk Carryforward;

     (5) to pay the holders of the Class A notes the Investor Loss Amount for the payment date;

     (6) to pay the holders of the Class A notes any Investor Loss Amount for a previous payment date that was not previously paid;

     (7) to pay the Trust for the benefit of the holders of the Class A-IO certificates the interest accrued at the certificate rate for the Class A-IO certificates due on the payment date and any overdue accrued interest (with interest on overdue interest to the extent permitted by applicable law);

     (8) to reimburse the Security Insurer for prior draws made from the Policy (with interest on the draws);

     (9) to pay any other amounts owed to the Security Insurer pursuant to the Insurance Agreement;

     (10) to pay the master servicer amounts required to be paid pursuant to the sale and servicing agreement, to the extent not already paid; and

     (11) the remaining amounts to the transferor.

     Payments to securityholders pursuant to clauses (2), (4), and (7) will be interest payments on the securities. Payments to the holders of Class A notes pursuant to clauses (3), (5), and (6) will be principal payments on the Class A notes and will therefore reduce the Note Principal Balance. The payment of Basis Risk Carryforward is not guaranteed by the Policy.

     Note Rate for the Class A notes. Interest will be paid on each payment date at the applicable note rate for the related Interest Period. The note rate for the Class A notes for a payment date will be a per annum rate equal to the least of:

     (a) the sum of

         o the London Interbank offered rate for one-month United States dollar deposits ("LIBOR"), plus

         o   0.26%;

     (b) a per annum rate equal to the weighted average of the loan rates of the mortgage loans net of

         o   the servicing fee rate; and

         o the rates at which the premiums payable to the Security Insurer and the loan insurer are calculated,

     weighted on the basis of the daily average balance of each mortgage loan during the related billing cycle before the Collection Period relating to the payment date, and

     (c) 16.00%.

Basis Risk Carryforward. On any payment date for which the note rate for the Class A notes has been determined pursuant to clause (b) above, the excess of

     o the amount of interest that would have accrued on the Class A notes during the Interest Period had interest been determined pursuant to clause (a) above (but not at a rate in excess of 16.00% per annum) over

     o the interest actually accrued on the Class A notes during the Interest Period (the excess is referred to as "Basis Risk Carryforward")

will accrue interest at the note rate for the Class A notes calculated pursuant to clause (a) (as adjusted from time to time), but not to exceed clause (c), and will be paid on subsequent payment dates to the extent funds are available therefor.

     Certificate Rate for the Class A-IO Certificates. The certificate rate for the Class A-IO certificates for a payment date will be a rate per annum equal to the excess of

                    a)  the weighted average of the loan rates net of

                            (1)  the servicing fee rate

                            (2) the rates at which the premiums payable to the Security Insurer and the loan insurer are calculated, and

                            (3) Basis Risk Carryforward (converted to a rate on the mortgage loans)

                    (weighted on the basis of the daily average balance of each mortgage loan during the related billing cycle before the Collection Period relating to the payment date), over

                    b)  the note rate for the Class A notes.

     Interest on the securities for any payment date will accrue during the related interest period on the Note Principal Balance or the notional amount, as applicable. The interest period for the Class A notes will be the period beginning on the prior payment date (or in the case of the first payment date, beginning on the closing date) and ending on the day before the applicable payment date. Interest for the Class A notes will be calculated on the basis of the actual number of days elapsed in the period and a 360-day year.

     Calculation of the LIBOR Rate. On each reset date, the indenture trustee shall determine LIBOR for the Interest Period commencing on the related payment date. The reset date for each Interest Period is the second LIBOR business day before the payment date. LIBOR for the first Interest Period will be determined on the second LIBOR business day before the Closing Date. As the first Interest Period will be more than one month but less than two months in duration, LIBOR for the first Interest Period will be determined by the method described below but based on interpolation by reference to the one month rate and the two month rate. LIBOR will equal the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on the reset date for an Interest Period. Telerate Screen Page 3750 means the display designated as page 3750 on the Telerate Service (or any page replacing page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on Telerate Screen Page 3750 (or if that service is no longer offered, another service for displaying LIBOR or comparable rates selected by the depositor after consultation with the indenture trustee), the rate will be the reference bank rate. The reference bank rate will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks as of 11:00 a.m., London time, on the reset date for the Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Class A notes then outstanding. The reference banks will be three major banks that are engaged in transactions in the London interbank market selected by the depositor after consultation with the indenture trustee. The indenture trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on the reset date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the depositor after consultation with the indenture trustee, as of 11:00 a.m., New York City time, on the reset date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Class A notes then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the preceding Interest Period. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     Transferor Collections. Collections will be allocable to the transferor certificate and will be paid to the transferor only to the extent that the payment will not reduce the Transferor Principal Balance below zero. Amounts not paid to the transferor because of these limitations will be retained in the collection account until the Transferor Principal Balance exceeds zero, at which time the excess shall be released to the transferor. Any of these amounts in the collection account at the start of the Rapid Amortization Period will be paid to the holders of the Class A notes as a reduction of the Note Principal Balance.

     Payments of Principal Collections. The period beginning on the Closing Date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the payment date in March 2007 is the "Managed Amortization Period." The amount of principal collections payable to holders of the Class A notes for each payment date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Payment Amount for that payment date. The Scheduled Principal Collections Payment Amount for the first Collection Period is computed for the period beginning on the cut-off date and ending on the last day of March 2002. On any payment date during the Managed Amortization Period, the "Scheduled Principal Collections Payment Amount" is the excess of principal collections for the payment date over

     o the aggregate of Additional Balances created on the mortgage loans during the Collection Period, and

     o  any amount needed to reduce the Transferor Principal Balance to zero.

     Beginning with the first payment date following the end of the Managed Amortization Period (the "Rapid Amortization Period"), the amount of principal collections payable to the holders of the Class A notes on each payment date will be equal to the principal collections on the mortgage loans.

     If on any payment date during the Managed Amortization Period the Transferor Principal Balance exceeds zero, the amount of principal collections from the mortgage loans payable to holders of the Class A notes on the payment date will be correspondingly reduced by the amount necessary to reduce the Transferor Principal Balance to zero.

     Principal collections from the mortgage loans not allocated to the holders of the Class A notes will be allocated to the transferor certificate. The aggregate payments of principal to the holders of the Class A notes will not exceed the Original Note Principal Balance.

     In addition, to the extent of funds available therefor (including funds available under the Policy), on the payment date in April 2028, holders of the Class A notes will be entitled to receive as a payment of principal an amount equal to the outstanding Note Principal Balance.

     The Paying Agent. The paying agent initially will be the indenture trustee. The paying agent will have the revocable power to withdraw funds from the collection account for the purpose of making payments to the securityholders.

Seller Loss Coverage Obligation

     The seller will provide coverage against losses realized on the mortgage loans (referred to as the seller loss coverage obligation) by providing funds for certain repayments of the Class A notes. Until the amount of the seller loss coverage obligation has been reduced to zero, on any Payment Date the seller will pay an amount equal to the excess of the Note Principal Balance over the Loan Pool Balance after taking into account all other payments made on the Payment Date except payments under the Policy. The initial amount of the seller loss coverage obligation is 2% of the original Note Principal Balance. The amount of the seller loss coverage obligation is reduced by the aggregate amount of all payments of the seller loss coverage obligation made by the seller.

     The seller loss coverage obligation will be an unsecured general obligation of the seller, and will not be supported by any form of credit support. The long term debt obligations of the seller are currently rated "A" by Standard & Poor's, "A" by Fitch, and "A3" by Moody's.

The Policy

     The Security Insurer will issue a policy (the "Policy") by the Closing Date pursuant to the Insurance and Indemnity Agreement (the "Insurance Agreement") to be dated as of the Closing Date, among the sponsor, the depositor, the master servicer, the indenture trustee, and the Security Insurer.

     The Policy will irrevocably and unconditionally guarantee payment on each payment date to the indenture trustee for the benefit of the holders of the of securities the full and complete payment of Insured Amounts with respect to the securities for the payment date. An "Insured Amount" for the securities as of any payment date is any shortfall in amounts available in the collection account to pay (a) (i) the Guaranteed Principal Payment Amount for the Class A notes for the payment date and (ii) the Guaranteed Payment for the securities for the payment date and (b) any Preference Amount that occurs before the determination date. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the Class A notes and the timely payment of interest on the Class A-IO certificates. The Policy does not cover payment of Basis Risk Carryforward.

     The "Guaranteed Principal Payment Amount" (a) on the payment date in April 2028 is the amount needed to pay the outstanding principal balance of the Class A notes, (b) for any other payment date before April 2028, if the transferor principal balance has been reduced to zero, is the amount of the excess of the Note Principal Balance (after giving effect to all allocations and payments of principal to be made on the Class A notes on the payment date) over the Loan Pool Balance (at the end of the related Collection Period), and
(c) for any other payment date means zero. All calculations under the Policy are made after giving effect to all other amounts distributable and allocable to principal on the Class A notes for the payment date.

     "Guaranteed Payments" are accrued and unpaid interest for a payment date due on the securities calculated in accordance with the original terms of the securities, the sale and servicing agreement, and the indenture after giving effect to amendments or modifications to which the Security Insurer has given its written consent.

     A "Preference Amount" means any amount previously paid to a securityholder that is recoverable and recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Payment of claims on the Policy will be made by the Security Insurer following receipt by the Security Insurer of the appropriate notice for payment (and any other required documentation) on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of the notice for payment and (ii) 12:00 noon, New York City time, on the relevant payment date.

     The terms "Receipt" and "Received" with respect to the Policy, mean actual delivery to the Security Insurer and occurs on the day delivered if delivered before 10:00 a.m., New York City time, on a business day, or on the next business day if delivered either on a day that is not a business day or after 10:00 a.m., New York City time. If any notice or note given under the Policy by the indenture trustee is not in proper form or is not properly completed, executed, or delivered, it is not received, and the Security Insurer shall promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

     Under the Policy, "business day" means any day other than a Saturday or Sunday or a day on which banking institutions in the states of New York, California, or Illinois or the city in which the corporate trust office of the indenture trustee or any co-trustee or the city in which the Security Insurer or the loan insurer is located are authorized or obligated by law or executive order to be closed.

     The Security Insurer's obligations under the Policy with respect to Insured Amounts will be discharged to the extent funds are transferred to the indenture trustee as provided in the Policy, whether or not the funds are properly applied by the indenture trustee. The Security Insurer will be subrogated to the rights of each securityholder to receive payments of principal and interest, as applicable, on the securities to the extent of any payment by the Security Insurer under the Policy. The Policy cannot be modified, altered, or affected by any other agreement or instrument, or by the merger, consolidation, or dissolution of the sponsor. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.

     Insured Amounts will be paid only at the time stated in the Policy and no accelerated Insured Amounts shall be paid regardless of any acceleration of the securities, unless the acceleration is at the sole option of the Security Insurer. The Policy does not cover shortfalls attributable to the liability of the Trust or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     To the extent that Investor Interest Collections are applied to pay the interest on the securities, Investor Interest Collections may be insufficient to cover Investor Loss Amounts. If this insufficiency exists under the circumstances described in the definition of "Guaranteed Principal Payment Amount" and results in the Note Principal Balance exceeding the Loan Pool Balance, a draw will be made on the Policy in accordance with the Policy.

     Pursuant to the sale and servicing agreement and the indenture, unless a Security Insurer default exists, the Security Insurer will be treated as a securityholder for certain purposes, will be entitled to exercise all rights of the securityholders under the indenture without the consent of the securityholders, and the securityholders may exercise their rights under the indenture only with the written consent of the Security Insurer. In addition, the Security Insurer will have certain additional rights as a third party beneficiary to the sale and servicing agreement and the indenture.

                         Description of the Indenture

     The payment provisions in the indenture are described under "Description of the Securities -- Payment on the Securities" above. The following is a description of the other material provisions of the indenture. Wherever particular defined terms of the indenture are referred to, the defined terms are incorporated in this prospectus supplement by this reference.

Rapid Amortization Events

     The Managed Amortization Period will continue through and include the payment date in March 2007, unless a Rapid Amortization Event occurs before then. "Rapid Amortization Event" refers to any of the following events:

     (a)  the failure of the sponsor or the master servicer

          o to make a payment or deposit required under the sale and servicing agreement within three business days after the date the payment or deposit must be made,

          o to cause the depositor to observe or perform in any material respect certain covenants of the depositor in the sale and servicing agreement, or

          o to observe or perform in any material respect any other covenants of the sponsor in the sale and servicing agreement, which failure materially and adversely affects the interests of the securityholders or the Security Insurer and, with certain exceptions, continues unremedied for a period of 60 days after written notice;

     (b) any representation or warranty made by the sponsor or the depositor in the sale and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the securityholders or the Security Insurer are materially and adversely affected; except that a Rapid Amortization Event will not occur if the sponsor has purchased or made a substitution for the related mortgage loan or mortgage loans if applicable during the period (or within an additional 60 days with the consent of the indenture trustee) in accordance with the provisions of the sale and servicing agreement;

     (c) the occurrence of certain events of bankruptcy, insolvency, or receivership relating to the transferor or the depositor;

     (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

     (e) the aggregate of all payments under the second mortgage bulk insurance policy and the seller loss coverage obligation during the Managed Amortization Period exceeds 6.00% of the Original Note Principal Balance.

     If any event described in clause (a) or (b) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the indenture trustee, the Security Insurer, or the holders holding Class A notes evidencing more than 51% of the voting rights, by written notice to the transferor, the depositor, and the master servicer (and to the indenture trustee, if given by the Security Insurer or the securityholders) declare that a Rapid Amortization Event has occurred. If any event described in clause (c),
(d), or (e) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the indenture trustee, the Security Insurer, or the securityholders immediately on the occurrence of the event.

     Notwithstanding the foregoing, if a conservator, receiver, or trustee-in-bankruptcy is appointed for the transferor and no Rapid Amortization Event exists other than the conservatorship, receivership, or insolvency of the transferor, the conservator, receiver, or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

Reports to Class A Noteholders

     Concurrently with each payment to the Class A noteholders, the master servicer will forward to the indenture trustee who will make available via its internet website to each securityholder a statement setting forth among other items:

     1. the Investor Floating Allocation Percentage for the preceding Collection Period;

     2.   the amount being paid to the holders of the Class A notes;

     3. the amount of interest included in the payment to the holders of the Class A notes and the related note rate;

     4. the amount of overdue accrued interest for the Class A notes included in the payment (and the amount of interest or overdue interest for the Class A notes to the extent permitted by applicable law);

     5. the amount of the remaining overdue accrued interest for the Class A notes after giving effect to the payment;

     6.   the amount of principal included in the payment;

     7. the amount of the reimbursement of previous Investor Loss Amounts included in the payment;

     8. the amount of Basis Risk Carryforward paid and the amount of Basis Risk Carryforward accrued;

     9. the amount of the aggregate unreimbursed Investor Loss Amounts after giving effect to the payment;

     10.  the servicing fee for the payment date;

     11. the Note Principal Balance and the pool factor, each after giving effect to the payment;

     12.  the loan pool balance as of the end of the preceding Collection
          Period;

     13. the number and aggregate principal balances of the mortgage loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days, and 90 or more days, respectively, as of the end of the preceding Collection Period;

     14. the book value of any real estate that is acquired by the trust estate through foreclosure or grant of deed in lieu of foreclosure;

     15. the amount of any payment under the seller loss coverage obligation and the remaining amount available from the seller loss coverage obligation;

     16. the amount of any payment under the second mortgage bulk insurance policy and the remaining amount available under the second mortgage bulk insurance policy;

     17.  the amount of any draws on the Policy;

     18. with respect to the first payment date, the number and aggregate balance of any mortgage loans not delivered to the indenture trustee within 30 days after the Closing Date.

     The amounts in clauses 3, 4, 5, 6, 7, and 8 above will be expressed as a dollar amount per $1,000 increment of securities.

     The indenture trustee will make the statement (and, at its option, any additional files containing the same information in an alternative format) available each month to securityholders via the indenture trustee's internet website, which is presently located at www.abs.bankone.com.

     If the statement is not accessible on the indenture trustee's internet website, the indenture trustee will forward a hard copy of it to each securityholder, the master servicer, the Security Insurer, and the Rating Agencies immediately after the indenture trustee becomes aware that it is not accessible by any of them via the indenture trustee's internet website. Assistance in using the indenture trustee's internet website may be obtained by calling the indenture trustee's customer service desk at (800) 524-9472. The indenture trustee will notify each of the above in writing of any change in the address or means of access to the internet website where the statement is accessible.

     Within 60 days after the end of each calendar year, the master servicer will forward to the indenture trustee a statement containing the information in clauses 3 and 6 above aggregated for the calendar year.

Events of Default Under the Indenture

     Events of Default under the indenture include:

     o a default in the payment of any principal or interest when it becomes due and continuance of the default for five days;

     o failure by the Issuer to perform in any material respect any of its obligations under the indenture (other than a covenant covered in the preceding bullet point) or the breach of a representation or warranty of the Trust under the indenture, that continues unremedied for sixty days after notice of it is given; and

     o certain events of bankruptcy, insolvency, receivership, or liquidation of the issuer.

Remedies on Event of Default Under the Indenture

     If an event of default under the indenture has occurred and is continuing either the indenture trustee or holders of the Class A notes representing not less than 51% of the voting rights (in any case with the consent of the Security Insurer) or the Security Insurer may declare the unpaid principal amount of the Class A notes together with accrued interest on the securities through the date of acceleration payable immediately. A declaration of acceleration may be rescinded by holders representing not less than 51% of the then outstanding principal amount of the Class A notes with the consent of the Security Insurer. Although a declaration of acceleration has occurred, the indenture trustee with the consent of the Security Insurer may elect not to liquidate the assets of the trust estate if the assets are generating sufficient cash to pay interest and principal as it becomes due without taking into account the declaration of acceleration.

     The indenture trustee may not sell or otherwise liquidate the assets of the trust estate following an event of default unless

     o the holders of 100% of the then outstanding principal amount of the Class A notes and the Security Insurer consent to the sale, or

     o the proceeds of the sale or liquidation are sufficient to pay all amounts due to the securityholders and the Security Insurer, or

     o the indenture trustee determines that the trust estate would not be sufficient on an ongoing basis to make all payments on the securities as they become due and the indenture trustee obtains the consent of a majority of the voting rights of the Class A notes and the Security Insurer.

     No Class A noteholder may institute any proceeding with respect to the indenture unless the Security Insurer has consented in writing to the institution of the proceeding and the Class A noteholder has previously notified the indenture trustee of a continuing event of default and unless Class A noteholders representing not less than 51% of the voting rights have requested the indenture trustee to institute the proceeding and have offered the indenture trustee reasonable indemnity, and the indenture trustee for 60 days has failed to institute the proceeding.

Certain Matters Regarding the Indenture Trustee

     The indenture trustee will not be liable for any error of judgment made in good faith by its responsible officers unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts. The indenture trustee will not be liable for any action it takes or omits to take in good faith in accordance with the direction of the Security Insurer or the direction received by it from holders of the Class A notes representing not less than 51% of the voting rights relating to the method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to the securities or exercising any right conferred on the indenture trustee under the indenture or the sale and servicing agreement. However, the indenture trustee generally may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct.

     The indenture trustee and any of its affiliates may hold securities in their own names or as pledgees. To meet the legal requirements of certain jurisdictions, the indenture trustee and the issuer jointly may appoint co-trustees or separate trustees approved by the master servicer and the Security Insurer of any part of the trust estate under the indenture. All rights and obligations conferred or imposed on the indenture trustee by the indenture will be conferred or imposed on any separate trustee or co-trustee. Wells Fargo Bank Minnesota, N.A., in its capacity as co-trustee, will only have the obligations described below. In any jurisdiction in which the indenture trustee is unable to perform certain acts, the separate trustee or co-trustee will perform the acts solely at the direction of the indenture trustee.

     Pursuant to the indenture, Wells Fargo Bank Minnesota, N.A. will be appointed as co-trustee to enter into the second mortgage bulk insurance policy for the benefit of the securityholders. Except with respect to holding the second mortgage bulk insurance policy for the benefit of the securityholders and forwarding payments and receiving claims with respect to that policy, the co-trustee will not have any of the duties of the indenture trustee and will have no other obligations under the indenture.

Duties of the Indenture Trustee

     The indenture trustee will make no representations about the validity or sufficiency of the indenture, the securities (other than their execution and authentication), or of any mortgage loans or related documents, and will not be accountable for the use or application by the depositor or the master servicer of any funds paid to the depositor or the master servicer on the mortgage loans, or the use or investment of any monies by the master servicer before being deposited into a collection account. So long as no event of default under the indenture has occurred and is continuing, the indenture trustee will be required to perform only those duties specifically required of it under the indenture and the sale and servicing agreement. Generally, those duties will be limited to the receipt of the various certificates, reports, or other instruments required to be furnished to the indenture trustee under the indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the indenture and the sale and servicing agreement. The indenture trustee will not be charged with knowledge of the occurrence of any occurrence that, with notice or lapse of time or both, would become an event of default under the indenture, a Rapid Amortization Event, or a failure by the master servicer to perform its duties under the sale and servicing agreement unless the indenture trustee has actual knowledge of the failure.

Amendment

     The indenture provides that, without the consent of any Class A noteholder but with the consent of the Security Insurer and notice to each Rating Agency, the issuer, the co-trustee, and the indenture trustee may enter into one or more supplemental indentures, in form satisfactory to the indenture trustee, for any of the following purposes:

     o to correct or amplify the description of any property at any time subject to the lien of the indenture, or to confirm to the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject additional property to the lien of the indenture;

     o to evidence the succession of another person to the issuer pursuant to the indenture and the assumption by the successor of the covenants of the issuer under the indenture and the securities;

     o to add to the covenants of the issuer for the benefit of the Class A noteholders or the Security Insurer, or to surrender any right of the issuer in the indenture;

     o to convey, transfer, assign, mortgage, or pledge any property to the indenture trustee;

     o to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or other transaction documents;

     o to modify, eliminate, or add to the provisions of the indenture (i) as required by any Rating Agency to maintain or improve any rating of the securities, or (ii) to comply with any requirement imposed by the Code;

     o to provide for the acceptance of the appointment of a successor trustee under the indenture and to add to or change any of the provisions of the indenture necessary to facilitate the administration of its trusts by more than one trustee; or

     o to modify, eliminate, or add to the provisions of the indenture to the extent necessary to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the "TIA") or under any similar federal statute enacted after the date of the indenture and to add to the indenture other provisions required by the TIA.

     The indenture also provides that without the consent of any Class A noteholder but with the consent of the Security Insurer, and provided that each Rating Agency has been given 10 days notice and has notified the issuer that the action will not result in a reduction or withdrawal of its then current rating of the Class A notes, the indenture trustee and the issuer may enter into a supplemental indenture to change in any manner the indenture or modify in any manner the rights of the Class A noteholders or the Security Insurer under the indenture, except that no supplemental indenture may, without the consent of each Class A noteholder affected thereby and without the consent of the Security Insurer:

     o change the date of payment of any installment of principal of or interest on any security, or reduce its principal amount, its interest rate, or its redemption price, or change any place of payment where, or the coin or currency in which, any security or its interest is payable, or impair the right to institute suit for the enforcement of the provisions of the indenture requiring the application of funds available therefor to the payment of any such amount due on the securities on or after the respective dates they become due (or in the case of redemption, after the redemption date);

     o reduce the percentage of the outstanding principal balances of the Class A notes the consent of the Class A noteholders of which is required for any supplemental indenture, or the consent of the Class A noteholders of which is required for any waiver of compliance with provisions of the indenture or defaults under the indenture and their consequences or to direct the liquidation of the trust estate;

     o modify any provision of the amendment provisions of the indenture except to increase any percentage specified in the indenture or to provide that certain additional provisions of the indenture or the transaction documents cannot be modified or waived without the consent of each Class A noteholder affected thereby;

     o modify any of the provisions of the indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any security on any payment date or affect the rights of the Class A noteholders to the benefit of any provisions for the mandatory redemption of the Class A notes in the indenture; or

     o permit the creation of any lien ranking before or on a parity with the lien of the indenture on any part of the trust estate (except any change in any mortgage's lien status in accordance with the sale and servicing agreement) or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive any Class A noteholder of the security provided by the lien of the indenture.

     No supplemental indentures will be entered into unless the indenture trustee shall have received an opinion of counsel to the effect that entering into the supplemental indenture will not have any material adverse tax consequences to the securityholders.

Satisfaction and Discharge of the Indenture

     The indenture will cease to be of further effect (except for certain exceptions specified in the indenture) and the indenture trustee, on demand of and at the expense of the issuer, will execute proper instruments acknowledging satisfaction and discharge of the indenture, when:

     1.   either:

          (A) all Class A notes previously authenticated and delivered have been delivered to the indenture trustee for cancellation (other than securities that have been destroyed, lost, stolen, replaced, or paid as provided in the indenture and Class A notes for whose payment money has been deposited in trust or segregated and held in trust by the indenture trustee and later repaid to the issuer or discharged from the trust estate as provided in the indenture); or

          (B) all Class A notes not previously delivered to the indenture trustee for cancellation have become payable, will become payable at their scheduled maturity date within one year, or are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for the giving of notice of redemption by the indenture trustee in the name, and at the expense, of the issuer, and the issuer has irrevocably deposited with the indenture trustee sufficient cash or direct obligations of or obligations guaranteed by the United States (which will mature before the date the amounts are payable), in trust for these purposes;

     2. the issuer has paid all other sums payable under the indenture by the issuer including Basis Risk Carryforward; and

     3. the issuer has delivered to the indenture trustee an officer's certificate, a counsel's opinion, and (if required by the TIA, the indenture trustee or the Security Insurer) and independent accountant's certificate each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Redemption of the Class A notes

     With the consent of the Security Insurer the transferor may, subject to the conditions specified in the sale and servicing agreement, purchase all the mortgage loans then included in the trust estate on any payment date on or after which the aggregate Note Principal Balance is less than or equal to 10% of the Original Note Principal Balance. That purchase will result in the redemption of the securities in whole. The redemption price for the Class A notes will be the Note Principal Balance plus accrued aggregate note interest through the day before the redemption date plus interest accrued on the aggregate unpaid Class A note interest for prior periods, to the extent legally permissible, including Basis Risk Carryforward. No premium or penalty will be payable by the issuer in any redemption of the securities.

     Payment on the securities will only be made on presentation and surrender of the securities at the office or agency of the indenture trustee specified in the redemption notice. If all of the securityholders do not surrender their securities for final payment and cancellation by the redemption date, the indenture trustee will on that date cause the remaining amounts representing the redemption price in the collection account not paid in redemption to securityholders to be withdrawn and credited to the remaining securityholders by depositing the funds in a separate escrow account for the benefit of the securityholders and the issuer.

Voting Rights

     Voting rights will be allocated among the Class A noteholders in proportion to their respective outstanding principal balances.

The Indenture Trustee

     Bank One, National Association, a national banking association with its principal place of business in Illinois, is the indenture trustee. The commercial bank or trust company serving as indenture trustee may own securities and have normal banking relationships with the master servicer, the transferor, the Security Insurer, and their affiliates.

     The indenture trustee may resign at any time, in which event the issuer must appoint a successor indenture trustee with the consent of the transferor and the Security Insurer. The Security Insurer or Class A noteholders representing not less than 51% of the aggregate outstanding note principal amount may remove the indenture trustee at any time and the issuer shall then appoint a successor indenture trustee reasonably acceptable to the Security Insurer. The issuer (or the transferor if the issuer fails to do so) shall remove the indenture trustee and appoint a successor reasonably acceptable to the Security Insurer if the indenture trustee ceases to be eligible to continue as such under the indenture, if the indenture trustee becomes insolvent or if the indenture trustee otherwise becomes incapable of acting. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

The Co-Trustee

     Wells Fargo Bank Minnesota, N.A. a national banking association with its principal place of business in Minnesota, is the co-trustee. The commercial bank or trust company serving as co-trustee may own securities and have normal banking relationships with the master servicer, the transferor, the Security Insurer, and their affiliates.

     The co-trustee may resign at any time, in which event the issuer must appoint a successor co-trustee with the consent of the transferor and the Security Insurer and the loan insurer. The issuer (or the transferor if the issuer fails to do so) shall remove the co-trustee and appoint a successor reasonably acceptable to the Security Insurer if the co-trustee becomes insolvent or if the co-trustee otherwise becomes incapable of acting. Any resignation or removal of the co-trustee and appointment of a successor co-trustee will not become effective until acceptance of the appointment by the successor co-trustee.

The Custodian

     Treasury Bank National Association, a national banking association and an affiliate of the sponsor and master servicer, is the custodian and will hold the mortgage notes on behalf of the Indenture Trustee. Treasury Bank's principal place of business is located at 1199 N. Fairfax Street Suite 500, Alexandria, VA 22314. Treasury Bank's document custody facility is located at 4100 E. Los Angeles Avenue, Simi Valley, CA 93063.

     The master servicer, the transferor, the Security Insurer, and their affiliates may maintain other banking relationships in the ordinary course of business with the custodian. The payment of the fees and expenses of the custodian is solely the obligation of the Issuer.

     The custodial agreement contains provisions for the indemnification of the custodian for any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the custodial agreement.

     The custodian may resign immediately at any time by giving written notice thereof to the Indenture Trustee, master servicer, the transferor and the Security Insurer. No resignation or removal of the custodian and no appointment of a successor custodian shall become effective until the acceptance of appointment by a successor custodian.

                Description of the Sale and Servicing Agreement

Assignment of Mortgage Loans

     At the time of issuance of the securities, the depositor will transfer to the indenture trustee, as designee of the Trust, all of its interest in each mortgage loan acquired on the closing date (including any Additional Balances arising in the future), related credit line agreements, mortgages, and certain other related documents (collectively, the "Related Documents"), including all collections received on each mortgage loan after the cut-off date (exclusive of payments of accrued interest due on or before the cut-off date). The owner trustee, concurrently with the transfer, will deliver the securities to the depositor and the transferor certificate to the transferor. Each mortgage loan transferred to the trust estate will be identified on a mortgage loan schedule delivered to the indenture trustee pursuant to the sale and servicing agreement. The mortgage loan schedule will include information as to the cut-off date principal balance of each mortgage loan as well as information with respect to the loan rate.

     The sale and servicing agreement will require that Countrywide deliver to the depositor for delivery to the Trust, and the Trust will deliver to the custodian, the mortgage notes related to the mortgage loans endorsed in blank and the Related Documents

     o on the Closing Date, with respect to not less than 50% of the mortgage loans;

     o not later than the twentieth day after the Closing Date, with respect to not less than 40% of the mortgage loans; and

     o not later than 30 days after the Closing Date, with respect to the remaining mortgage loans;

     In lieu of delivery of original documentation, Countrywide may deliver documents that have been imaged optically on delivery of an opinion of counsel that the imaged documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the trust estate of the mortgage loans, provided the retention of the imaged documents in the delivered format will not result in a reduction in the then current rating of the securities without regard to the Policy.

     In addition, with respect to any of the mortgage loans, in lieu of transferring the related mortgage to the indenture trustee as one of the Related Documents, the depositor may at its discretion provide evidence that the related mortgage is held through the MERS(R) System. In addition, the mortgage for some or all of the mortgage loans in the Trust that are not already held in the MERS(R) System may, at the discretion of the master servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the mortgage is recorded in the name of the Mortgage Electronic Registration System, Inc. or MERS(R), as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS(R) System. For each of these mortgage loans, MERS(R) serves as a mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the owner trustee, and does not have any interest in that mortgage loan.

     The sale and servicing agreement will not require Countrywide to record assignments of the mortgage loans to the owner trustee or the indenture trustee so long as the rating of the long-term senior unsecured debt obligations of Countrywide do not fall below a rating of "BBB" by Standard & Poor's or "Baa2" by Moody's. If Countrywide's long-term senior unsecured debt obligations rating does not satisfy the above-described standard (an "Assignment Event"), Countrywide will have 90 days to record assignments of the mortgages for each mortgage loan in favor of the indenture trustee (unless opinions of counsel satisfactory to the Rating Agencies and the Security Insurer to the effect that recordation of the assignments or delivery of the documentation is not required in the relevant jurisdiction to protect the interest of the indenture trustee in the mortgage loans).

     In accordance with the sale and servicing agreement and a custodial agreement dated as of February 28, 2002 among the issuer, the indenture trustee, and other parties, within 180 days of the Closing Date, the custodian will review the mortgage loans and the Related Documents. If any mortgage loan or Related Document is found to be defective in any material respect and the defect is not cured within 90 days following notification of it to the sponsor and the depositor by the indenture trustee, the sponsor must accept the transfer of the mortgage loan from the trust estate. The principal balance of any mortgage loan so transferred will be deducted from the loan pool balance, thus reducing the amount of the transferor certificate. If the deduction would cause the Transferor Principal Balance to become less than zero (a "Transfer Deficiency"), the sponsor must either substitute an Eligible Substitute Mortgage Loan or make a deposit into the collection account (the "Transfer Deposit Amount") equal to the amount by which the Transferor Principal Balance would be reduced to less than zero. Except to the extent substituted for by an Eligible Substitute Mortgage Loan, the transfer of the mortgage loan out of the trust estate will be treated under the sale and servicing agreement as a payment in full of the mortgage loan. Any Transfer Deposit Amount will be treated as a principal collection. No transfer shall be considered to have occurred unless all required deposits to the collection account are actually made. The obligation of the sponsor to accept a transfer of a Defective Mortgage Loan and to make any required deposits are the sole remedies for any defects in the mortgage loans and Related Documents available to the owner trustee, the indenture trustee, or the securityholders.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the sponsor for a defective mortgage loan that must, on the date of substitution,

     o have a principal balance (or in the case of a substitution of more than one mortgage loan for a Defective Mortgage Loan, an aggregate principal balance) outstanding that is not 10% more or less than the Transfer Deficiency relating to the Defective Mortgage Loan;

     o have a loan rate not less than the loan rate of the Defective Mortgage Loan and not more than 1% in excess of the loan rate of the Defective Mortgage Loan;

     o have a loan rate based on the same index (prime rate) with adjustments to the loan rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan;

     o have a FICO not less than the FICO of the defective mortgage and not more than 50 points higher than the FICO for the Defective Mortgage Loan;

     o have a margin that is not less than the margin of the Defective Mortgage Loan and not more than 100 basis points higher than the margin for the Defective Mortgage Loan;

     o have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan;

     o have a remaining term to maturity not more than six months earlier and not more than 60 months later than the remaining term to maturity of the Defective Mortgage Loan;

     o comply with each representation and warranty regarding the mortgage loans in the sale and servicing agreement (deemed to be made as of the date of substitution);

     o have an original combined loan-to-value ratio not greater than that of the Defective Mortgage Loan; and

     o satisfy certain other conditions specified in the sale and servicing agreement.

     The sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the indenture trustee, the Trust, and the Security Insurer with respect to each mortgage loan (e.g., cut-off date principal balance and loan rate). In addition, the sponsor will represent and warrant on the Closing Date that at the time of transfer to the depositor, the sponsor has transferred or assigned all of its interest in each mortgage loan and the Related Documents, free of any lien. Upon discovery of a breach of any representation and warranty that materially and adversely affects the interests of the Trust, the indenture trustee, the securityholders, or the Security Insurer in the related mortgage loan and Related Documents, the sponsor will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the sponsor must accept a transfer of the Defective Mortgage Loan from the Trust. The same procedure and limitations as in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a mortgage loan that must be transferred because of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the interests of the securityholders.

     Mortgage loans required to be transferred to the sponsor as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

Payments on Mortgage Loans; Deposits to Collection Account

     The master servicer will establish and maintain a collection account in trust for the securityholders, the transferor, and the Security Insurer, as their interests may appear. The collection account will be an Eligible Account. Except for amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items, the master servicer will deposit all amounts collected on the mortgage loans in the collection account within two business days of receipt unless the master servicer qualifies for monthly depositing. Mortgage loan collections may be remitted to the collection account by the master servicer on a monthly basis not later than the business day before the related payment date so long as Countrywide is the master servicer, Countrywide's unsecured debt obligations meet certain ratings requirements by Moody's and Standard & Poor's, and the Security Insurer's claims-paying ability is rated "Aaa" by Moody's and "AAA" by Standard & Poor's.

     Amounts deposited in the collection account may be invested in Eligible Investments maturing no later than one business day before the next payment date. Any income realized from these investments belong to the master servicer and any losses incurred on these investments that reduce principal will be deposited in the collection account by the master servicer out of its own funds. Not later than the third business day before each payment date (the "Determination Date"), the master servicer will notify the indenture trustee of the amount of the deposit to be included in funds available for the related payment date.

An "Eligible Account" is

     o an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit in it have the highest short-term debt rating by the Rating Agencies,

     o an account with a depository institution having a minimum long-term unsecured debt rating of "BBB" by Standard & Poor's and "Baa3" by Moody's, which accounts are fully insured by either the Savings Association Insurance Fund or the Bank Insurance Fund of the Federal Deposit Insurance Corporation,

     o a segregated trust account maintained with the indenture trustee or an affiliate of the indenture trustee in its fiduciary capacity or

     o an account otherwise acceptable to each Rating Agency and the Security Insurer as evidenced by a letter from each Rating Agency and the Security Insurer to the indenture trustee, without reduction or withdrawal of each Rating Agency's then current ratings of the securities without regard to the Policy.

Eligible Investments are limited to:

     o  obligations of the United States;

     o obligations of any agency of the United States the timely payment of which are backed by the full faith and credit of the United States;

     o general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency without regard to the Policy;

     o commercial paper issued by Countrywide Home Loans, Inc. or any of its affiliates that is rated no lower than "A-1" by Standard & Poor's and "P-2" by Moody's if the long-term debt of Countrywide Home Loans, Inc. is rated at least A3 by Moody's, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency without regard to the Policy;

     o commercial or finance company paper that is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by any Rating Agency without regard to the Policy;

     o certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or any of its states and subject to supervision and examination by federal or state banking authorities, if the commercial paper or long term unsecured debt obligations of the depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a Rating Agency) are then rated in one of the two highest long-term and the highest short-term ratings of each Rating Agency for the securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency without regard to the Policy;

     o demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

     o guaranteed reinvestment agreements issued by any bank, insurance company, or other corporation containing, at the time of the issuance of the agreements, such conditions as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency without regard to the Policy;

     o repurchase obligations with respect to any security described in the first and second bullet points, in either case entered into with a depository institution or trust company (acting as principal) described in the fifth bullet point;

     o securities (other than stripped bonds, stripped coupons, or instruments sold at a purchase price in excess of 115% of their face amount) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any of its states that, at the time of the investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for the securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency without regard to the Policy, as evidenced by a signed writing delivered by each Rating Agency;

     o interests in any money market fund that at the date of acquisition of the interests in the fund and throughout the time the interests are held has the highest applicable rating by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency without regard to the Policy;

     o short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any of its states that on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each Rating Agency without regard to the Policy; and

     o any other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency that will not result in the downgrading or withdrawal of the rating then assigned to the securities by any Rating Agency without regard to the Policy, as evidenced by a signed writing delivered by each Rating Agency.

However, no instrument is an Eligible Investment if it evidences the right to receive

     o  interest only payments on the obligations underlying it or

     o both principal and interest payments derived from obligations underlying the instrument and the interest and principal payments from the instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

No instrument otherwise described as an Eligible Investment may be purchased at a price greater than par if it may be prepaid or called at a price less than its purchase price before its stated maturity.

Allocations and Collections

     All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements between interest and principal. Interest collections for any payment date will be equal to the amounts collected during the related Collection Period allocated to interest pursuant to the credit line agreements, including portions of net liquidation proceeds, insurance proceeds (including proceeds under the second mortgage bulk insurance policy allocable to interest), and optional advances made by the master servicer pursuant to the sale and servicing agreement, less

     o  servicing fees for the related Collection Period and

     o amounts payable to the master servicer pursuant to the sale and servicing agreement as reimbursement of optional advances of the interest component of any delinquent monthly payments on the mortgage loans.

Principal collections for any payment date will be equal to the sum of

     o the amounts collected during the related Collection Period allocated to principal pursuant to the credit line agreements, including portions of net liquidation proceeds, insurance proceeds including under the second mortgage bulk insurance policy, payments of the seller loss coverage obligation, and optional advances made by the master servicer pursuant to the sale and servicing agreement, and

     o  any Transfer Deposit Amounts.

     The Transfer Deposit Amount refers to an amount that may be deposited by the sponsor into the collection account equal to the amount by which the Transferor Principal Balance would be reduced to less than zero under certain circumstances where the sponsor is required to accept the transfer of defective mortgage loans from the trust estate. See "Description of the Sale and Servicing Agreement -- Assignment of Mortgage Loans" in this prospectus supplement.

     Liquidation proceeds are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale, or otherwise. Net liquidation proceeds of a mortgage loan are the liquidation proceeds reduced by related expenses, but not in excess of the principal balance of the mortgage loan plus accrued and unpaid interest thereon to the end of the Collection Period during which the mortgage loan became a Liquidated Mortgage Loan.

Amendments to Credit Line Agreements

     Subject to applicable law and to certain limitations described in the sale and servicing agreement, the master servicer may change the terms of the credit line agreements at any time provided that the changes

     o do not materially and adversely affect the interest of the securityholders, the transferor, or the Security Insurer, and

     o  are consistent with prudent business practice.

In addition, the sale and servicing agreement permits the master servicer, within certain limits, to increase the credit limit of the related mortgage loan or reduce the margin for the mortgage loan.

Optional Transfers of Mortgage Loans to the Transferor

     To permit the transferor to reduce the Transferor Principal Balance any time the Transferor Principal Balance exceeds zero, on any payment date the transferor may, but is not obligated to, remove on the payment date (the "Transfer Date") certain mortgage loans without notice to the securityholders. The transferor is permitted to designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of the following conditions:

     o  no Rapid Amortization Event has occurred;

     o the Transferor Principal Balance as of the Transfer Date (after giving effect to the removal) is greater than or equal to zero;

     o the transfer of any mortgage loans on any Transfer Date during the Managed Amortization Period will not, in the reasonable belief of the transferor, cause a Rapid Amortization Event or an event that with notice or lapse of time or both would constitute a Rapid Amortization Event to occur;

     o the transferor delivers to the indenture trustee a mortgage loan schedule containing a list of all mortgage loans remaining in the loan pool after the removal and the master servicer shall have marked the electronic ledger to show that the transferred mortgage loans are no longer owned by the Trust or included in the trust estate;

     o the transferor represents and warrants that no selection procedures that the transferor reasonably believes are adverse to the interests of the securityholders or the Security Insurer were used by the transferor in selecting the mortgage loans;

     o in connection with each retransfer of mortgage loans, the Rating Agencies and the Security Insurer shall have been notified of the proposed transfer and before the Transfer Date each Rating Agency shall have notified the transferor, the indenture trustee, and the Security Insurer in writing that the transfer would not result in a reduction or withdrawal of the ratings assigned to the securities without regard to the Policy; and

     o the transferor shall have delivered to the owner trustee, the indenture trustee, and the Security Insurer an officer's certificate confirming the six conditions preceding this one.

Collection and Other Servicing Procedures on Mortgage Loans

     The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement and the second mortgage bulk insurance policy, follow collection procedures it follows servicing home equity loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

     The master servicer may arrange with a borrower of a mortgage loan a schedule for the payment of interest due and unpaid for a period so long as the arrangement is consistent with the second mortgage bulk insurance policy and the master servicer's policies with respect to mortgage loans it owns or services. In accordance with the sale and servicing agreement, the master servicer may consent under certain circumstances to the placing of a subsequent senior lien ahead of a mortgage loan.

Hazard Insurance

     The sale and servicing agreement provides that the master servicer maintain hazard insurance on the mortgaged properties relating to the mortgage loans. While the related credit line agreements generally require borrowers to maintain hazard insurance, the master servicer will not monitor the maintenance of hazard insurance.

     The sale and servicing agreement requires the master servicer to maintain for any mortgaged property relating to a mortgage loan acquired in foreclosure of a mortgage loan, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of

     o  the maximum insurable value of the mortgaged property or

     o the outstanding balance of the mortgage loan plus the outstanding balance on any mortgage loan senior to the mortgage loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the master servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith.

The sale and servicing agreement provides that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgaged properties. If the blanket policy contains a deductible clause, the master servicer must deposit in the collection account the sums that would have been deposited but for the deductible. The master servicer will satisfy these requirements by maintaining a blanket policy. As stated above, all amounts collected by the master servicer (net of any reimbursements to the master servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property) will ultimately be deposited in the collection account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail and the like, strike, and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms, their basic terms are dictated by state laws and most of them typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft, and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

Realization on Defaulted Mortgage Loans

     The master servicer will foreclose on or otherwise comparably convert to ownership mortgaged properties securing mortgage loans that come into default when, in accordance with applicable servicing procedures under the sale and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow practices required by the second mortgage bulk insurance policy it deems appropriate and in keeping with its general mortgage servicing activities. The master servicer need not expend its own funds in connection with any foreclosure or other conversion, correction of default on a related senior mortgage loan, or restoration of any property unless, in its sole judgment, the expenditure of funds in the foreclosure, correction, or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds and, if necessary, from other collections on the mortgage loans for advances of its own funds as liquidation expenses before any net liquidation proceeds are paid to securityholders or the transferor.

Optional Purchase of Defaulted Loans

     The master servicer may, at its option but subject to the conditions in the sale and servicing agreement, purchase from the Trust any mortgage loan that is delinquent in payment for the number of days specified in the sale and servicing agreement. Any purchase of a delinquent mortgage loan will be at a price equal to 100% of the principal balance of the mortgage loan plus accrued interest at the applicable loan rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which the purchase proceeds are to be paid to securityholders.

Servicing Compensation and Payment of Expenses

     The master servicer will receive from interest received on the mortgage loans for each Collection Period a portion of the interest collections as a monthly servicing fee in the amount equal to 0.50% per annum on the aggregate principal balances of the mortgage loans as of the first day of the related Collection Period. All assumption fees, late payment charges, termination fees, and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

     The master servicer will pay certain ongoing expenses associated with the trust estate and incurred by it in connection with its responsibilities under the sale and servicing agreement. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, its right of reimbursement being before the rights of securityholders to receive any related net liquidation proceeds and, if necessary, other collections on the mortgage loans.

Evidence as to Compliance

     The sale and servicing agreement provides for delivery by the last day of May in each year, beginning May 31, 2003, to the indenture trustee, the Security Insurer, and the Rating Agencies of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the sale and servicing agreement throughout the preceding fiscal year, except as specified in the statement.

     By the last day of May of each year, beginning May 31, 2003, the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the master servicer or the transferor) to the indenture trustee, the Security Insurer, and the Rating Agencies to the effect that it has examined certain documents and the records relating to servicing of the mortgage loans under the sale and servicing agreement and that, on the basis of its examination, the firm believes that such servicing was conducted in compliance with the sale and servicing agreement except for exceptions the firm believes to be immaterial and any other exceptions specified in the report.

Certain Matters Regarding the Master Servicer

     The sale and servicing agreement provides that the master servicer may not resign as master servicer, except in connection with a permitted transfer of servicing, unless

         (a) its obligations as master servicer are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or

         (b)      on satisfaction of the following conditions:

         o the master servicer has proposed a successor servicer to the indenture trustee in writing and the proposed successor servicer is reasonably acceptable to the indenture trustee;

         o the Rating Agencies have confirmed to the indenture trustee that the appointment of the proposed successor servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the securities without regard to the Policy; and

         o the proposed successor servicer is reasonably acceptable to the Security Insurer and United Guaranty.

No resignation of the master servicer will become effective until the indenture trustee or a successor servicer has assumed the master servicer's duties under the sale and servicing agreement.

     The master servicer may perform any of its obligations under the sale and servicing agreement through subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any subservicing arrangement, the master servicer will remain liable to the indenture trustee, the securityholders, the transferor, and the Security Insurer for the master servicer's obligations under the sale and servicing agreement, without any diminution of its obligations and as if the master servicer itself were performing the obligations.

     The sale and servicing agreement provides that the master servicer will indemnify the Trust and the indenture trustee against any loss, liability, expense, damage, or injury suffered as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans that are not in accordance with the sale and servicing agreement. The sale and servicing agreement provides that other than the indemnification by the master servicer neither the master servicer nor their directors, officers, employees, or agents will be liable to the trust estate, the owner trustee, the transferor, or the securityholders for any action taken or for refraining from taking any action in good faith pursuant to the sale and servicing agreement. However, neither the master servicer nor its directors, officers, employees, or agents will be protected against any liability that would otherwise be imposed for misfeasance, bad faith, or gross negligence of the master servicer in the performance of its duties under the sale and servicing agreement or for reckless disregard of its obligations under the sale and servicing agreement. In addition, the sale and servicing agreement provides that the master servicer need not appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the sale and servicing agreement and that in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any legal action that it deems appropriate with respect to the sale and servicing agreement and the interests of the securityholders.

Events of Servicing Termination

     The "Events of Servicing Termination" are:

     1. any failure by the master servicer to deposit in the collection account any deposit required to be made under the sale and servicing agreement, which failure continues unremedied either beyond the relevant payment date or for five business days (or, if the master servicer is permitted to remit collections on the mortgage loans to the collection account on a monthly basis as described under "-- Payments on Mortgage Loans; Deposits to Collection Account," three business days) after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the Security Insurer or holders of the Class A notes of at least 25% of the aggregate voting rights;

     2. any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the securities or the sale and servicing agreement that, in each case, materially and adversely affects the interests of the securityholders or the Security Insurer and continues unremedied for 60 days after the giving of written notice of the failure to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the Security Insurer or holders of the Class A notes of at least 25% of the voting rights; or

     3. certain events of insolvency, liquidation, inability to pay its debts, or similar proceedings relating to the master servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause 1 above for a period of five or more business days or referred to under clause 2 above for a period of 60 or more days, will not constitute an Event of Servicing Termination if the delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and the delay or failure was caused by an act of God or other similar occurrence. The master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the sale and servicing agreement by an act of God or other similar occurrence, and the master servicer shall provide the indenture trustee, the depositor, the transferor, the Security Insurer, and the securityholders prompt notice of any failure or delay by it, together with a description of its efforts to perform its obligations.

Rights After an Event of Servicing Termination

     So long as an Event of Servicing Termination remains unremedied, either the indenture trustee, or holders of the Class A notes of at least 51% of the aggregate voting rights (with the consent of the Security Insurer) or the Security Insurer, may terminate all of the rights and obligations of the master servicer under the sale and servicing agreement, whereupon the indenture trustee will succeed to all the obligations of the master servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. If the indenture trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the sale and servicing agreement and having a net worth of at least $15,000,000 and acceptable to the Security Insurer to act as successor to the master servicer under the sale and servicing agreement. Pending such appointment, the indenture trustee must act as master servicer unless prohibited by law. The successor master servicer will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the indenture trustee and the successor may agree on). A trustee in bankruptcy or the master servicer as debtor in possession may be empowered to prevent the termination and replacement of the master servicer where the Event of Servicing Termination that has occurred is an insolvency event.

Termination

     The obligations and responsibilities of the sponsor, the master servicer, the depositor, the Trust, and the indenture trustee under the sale and servicing agreement (other than the obligation of the master servicer to send certain notices) will terminate on the earlier of (i) the transfer of all the mortgage loans as described below, (ii) the termination of the trust agreement or the indenture, and (iii) the final payment or other liquidation of the last mortgage loan remaining in the trust estate or the disposition of all property acquired in foreclosure or by deed in lieu of foreclosure of any mortgage loan.

     With the consent of the Security Insurer, the mortgage loans will be subject to optional transfer to the transferor from the payment date immediately before which the aggregate Note Principal Balance is reduced to an amount less than or equal to 10% of the aggregate Original Note Principal Balance. The transfer price will be equal to the sum of

     o the Note Principal Balance of the Class A notes plus accrued interest at the applicable note rate through the day preceding the final payment date,

     o accrued interest on any aggregate unpaid investor interest shortfall, to the extent legally permissible, and

     o  Basis Risk Carryforward.

Amendment

     The sale and servicing agreement may be amended from time to time by the sponsor, the master servicer, the depositor, the owner trustee, and the indenture trustee, with the consent of the Security Insurer, if the Rating Agencies have been given 10 days notice and have notified the Trust that the amendment will not result in a reduction or withdrawal of the then current rating of the securities. The sale and servicing agreement may also be amended from time to time by the sponsor, the master servicer, the depositor, the Trust, and the indenture trustee, with the consent of the Security Insurer and of holders of the Class A notes holding not less than 662/3% of the voting rights.

                     Description of the Purchase Agreement

     The mortgage loans to be transferred to the Trust by the depositor will be purchased by the depositor from the sponsor pursuant to a purchase agreement to be entered into between the depositor, as purchaser of the mortgage loans, and the sponsor, as transferor of the mortgage loans. Under the purchase agreement, the sponsor will agree to transfer the mortgage loans and related Additional Balances to the depositor. Pursuant to the sale and servicing agreement, the mortgage loans will be immediately transferred by the depositor to the Trust, and the depositor will assign its rights under the purchase agreement to the Trust. The following is a description of the material provisions of the purchase agreement.

Transfers of Mortgage Loans

     Pursuant to the purchase agreement, the sponsor will transfer to the depositor, all of its interest in the mortgage loans and all of the Additional Balances subsequently created. The purchase price of the mortgage loans is a specified percentage of their face amount as of the time of transfer and is payable by the depositor in cash. The purchase price of each Additional Balance comprising the principal balance of a mortgage loan is the amount of the Additional Balance.

Representations and Warranties

     The sponsor will represent and warrant to the depositor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the purchase agreement. The sponsor will also represent and warrant to the depositor that, among other things, immediately before the sale of the mortgage loans to the depositor, the sponsor was the sole owner and holder of the mortgage loans free of any liens and security interests. The sponsor will make similar representations and warranties in the sale and servicing agreement. The sponsor will also represent and warrant to the depositor that, among other things, as of the Closing Date, the purchase agreement constitutes a valid and legally binding obligation of the sponsor and a valid sale to the depositor of all interest of the sponsor in the mortgage loans and their proceeds.

Assignment to Trust

     The sponsor will expressly acknowledge and consent to the depositor's transfer of its rights relating to the mortgage loans under the sale and servicing agreement to the Trust and the security interest granted in those rights under the indenture. The sponsor also will agree to perform its obligations under the purchase agreement for the benefit of the Trust.

Termination

     The obligations of the depositor and the sponsor under the purchase agreement will terminate on the satisfaction and discharge of the indenture.

                                Use of Proceeds

     The securities and the transferor certificate will be exchanged for the mortgage loans.

                   Material Federal Income Tax Consequences

General

     The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Class A notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to beneficial owners of the Class A notes in light of their personal investment circumstances or to certain types of beneficial owners of the Class A notes subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Class A notes.

Characterization of the Class A Notes as Indebtedness

     The determination of whether the Class A notes are debt for U.S. federal income tax purposes must be made based on the facts and circumstances at the time the Class A notes are considered issued for federal income tax purposes. The Class A notes will initially be owned by a corporate affiliate of the transferor, and will be considered to be issued upon their sale for cash or property by the corporate affiliate to unrelated parties. When the Class A notes, or a substantial portion of them, are transferred to parties unrelated to the transferor, it is the opinion of Sidley Austin Brown & Wood LLP, special tax counsel to the depositor ("Tax Counsel") that the Class A notes will be treated as debt for U.S. federal income tax purposes. This opinion is based on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture as in effect on the date of issuance of the Class A notes.

     Although the non-tax treatment of the transaction will differ from the tax treatment, this will not cause the Class A notes to be treated as other than indebtedness. Under the indenture, the transferor, the depositor and the holders of Class A notes, by accepting the Class A notes, and each Class A note owner by its acquisition of a beneficial interest in a Class A note, have agreed to treat the Class A notes as indebtedness secured by the mortgage loans for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the transferor intends to treat this transaction as a sale of an interest in the principal balances of the mortgage loans for financial accounting purposes.

     In general, for U.S. federal income tax purposes, whether a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or label. While the Internal Revenue Service ("IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has not been transferred to the beneficial owners of the Class A notes.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Class A notes as debt or otherwise makes the rationale of those cases inapplicable to this situation.

Possible Classification of the Trust Estate as a Partnership or a Corporation

     Tax Counsel is of the opinion that neither the trust estate nor any portion of the trust estate will be treated as a corporation or publicly traded partnership taxable as a corporation. See "Material Federal Income Tax Consequences" in the prospectus. The opinion of Tax Counsel, however, is not binding on the courts or the IRS. It is possible the IRS could assert that, for purposes of the Code, the transaction contemplated by this prospectus supplement and the accompanying prospectus with respect to the Class A notes constitutes a sale of the mortgage loans to the trust estate and a sale of interests in the trust estate to the investors (that is, the beneficial owners of the Class A notes). Moreover, the IRS could assert that the trust estate is properly treated as a corporation or partnership and that the investors are properly treated as stockholders or partners. Since Tax Counsel has advised that the Class A notes will be treated as indebtedness in the hands of the holders of the Class A notes for U.S. federal income tax purposes, the transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust estate would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the mortgage loans, which would reduce the amounts available for payment to the beneficial owners of the Class A notes. Cash payments to the beneficial owners of the Class A notes generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

     If the trust estate was treated as a partnership between the beneficial owners of the Class A notes and the transferor (as holder of the transferor certificates and the Class A-IO certificates), the partnership itself would not be subject to U.S. federal income tax (unless it was characterized as a publicly traded partnership taxable as a corporation); rather, the transferor and each investor would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits as a partner. In addition, as a partner the amount and timing of the investor's items of income and deductions could differ from the amount and timing of the investor's items of income and deduction as a debt holder.

Possible Classification of Trust Estate as a Taxable Mortgage Pool

     In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the entity's debt obligations (or an underlying arrangement), payments on the debt obligations bear a relationship to the debt instruments held by the entity.

     Assuming that all of the provisions of the sale and servicing agreement and the trust agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that neither the trust estate nor any portion of the trust estate will be a taxable mortgage pool under Section 7701(i) of the Code. The opinion of Tax Counsel, however, is not binding on the IRS or the courts. If the IRS were to contend successfully that the arrangement created by the sale and servicing agreement and the trust agreement is a taxable mortgage pool, the arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the mortgage loans. That tax might reduce amounts available for payments to beneficial owners of the Class A notes. The amount of the tax would depend upon whether payments to beneficial owners of the Class A notes would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

Taxation of Interest Income of Beneficial Owners of Class A Notes

     Assuming that the beneficial owners of the Class A notes are holders of debt obligations for U.S. federal income tax purposes, the Class A notes generally will be taxable as "Debt Securities." See "Material Federal Income Tax Consequences" in the prospectus.

     While it is not anticipated that the Class A notes will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Class A notes could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Class A notes would be includable in income of beneficial owners of the Class A notes as OID, but would not be includable again when the interest is actually received. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities; Interest and Acquisition Discount" in the prospectus for a discussion of the application of the OID rules if the Class A notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Class A notes will be treated as Pay-Through Securities.

Foreign Investors

     In general, subject to certain exceptions, interest (including OID) paid on a Class A note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that the interest is not effectively connected with a trade or business of the recipient in the United States and the Class A note owner provides the required foreign person information certification. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus.

     Interest paid (or accrued) to a Class A noteholder who is a non-U.S. Person will be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, and (ii) the non-U.S. Person provides the trust estate or other person who is otherwise required to withhold U.S. tax with respect to the Class A note with an appropriate statement (on Form W-8 BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the Class A note is a foreign person and providing the non-U.S. person's name and address. If a Class A note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the non-U.S. Person that owns that interest in the Class A note. If the interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable income tax treaty and the non-U.S. Person provides the trust estate, or an organization or financial institution described above, with an appropriate statement (e.g., a Form W-8BEN), signed under penalties of perjury, to that effect.

     If the interests of the beneficial owners of the Class A notes were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of the foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, a corporate foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against the foreign partner's U.S. income tax liability.

     In addition, the interest paid on Class A notes could be subject to a 30% withholding tax (or lower treaty rate) either because the interest on the mortgage loans does not appear to satisfy the requirements to be treated as "portfolio interest" under the Code, or because, even if the interest on the underlying mortgage loans were to be treated as portfolio interest, interest payments on the Class A notes could be treated as "guaranteed payments" within the meaning of the partnership provisions of the Code.

     If the trust estate were taxable as a corporation, payments to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless the rate were reduced by an applicable income tax treaty.

Backup Withholding

     Certain beneficial owners of the Class A notes may be subject to backup withholding with respect to interest paid on the Class A notes if the Class A note owner, upon issuance, fails to supply the indenture trustee or his broker with his taxpayer identification number, furnishes an incorrect taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fails to provide the indenture trustee or his broker with a certified statement, under penalties of perjury, that he is not subject to backup withholding.

     The indenture trustee will be required to report annually to the IRS, and to each Class A noteholder of record, the amount of interest paid (and OID accrued, if any) on the Class A notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "securityholder" of record is Cede & Co., as nominee for DTC, beneficial owners of the Class A notes and the IRS will receive tax and other information including the amount of interest paid on the Class A notes owned from participants and indirect participants rather than from the indenture trustee. (The indenture trustee, however, will respond to requests for necessary information to enable participants, indirect participants and certain other persons to complete their reports.) Each non-exempt Class A note owner will be required to provide, under penalties of perjury, an IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Class A note owner fail to provide the required certification, the participants or indirect participants (or the paying agent) will be required to withhold a portion of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

                                  Other Taxes

     The depositor makes no representations regarding the state, local, or foreign tax consequences of the purchase, ownership or disposition of the Class A notes. All investors should consult their own tax advisors regarding the federal, state, local, or foreign income tax consequences of the purchase, ownership and disposition of the Class A notes.

                             ERISA Considerations

     Fiduciaries of employee benefit plans and certain other retirement plans and arrangements that are subject to ERISA or corresponding provisions of the Code, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which the plans, accounts, annuities or arrangements are invested, persons acting on behalf of a plan, or persons using the assets of a plan, should review carefully with their legal advisors whether the purchase or holding of the securities could either give rise to a transaction that is prohibited under ERISA or the Code or cause the collateral securing the securities to be treated as plan assets for purposes of regulations of the Department of Labor in 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulation").

Prohibited Transactions

     General. Section 406 of ERISA and Section 4975 of the Code prohibit parties in interest and disqualified persons with respect to a plan from engaging in certain transactions (including loans) involving the plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest or disqualified persons which engage in non-exempt prohibited transactions.

     Plan Asset Regulation and the Securities. The United States Department of Labor has issued the Plan Asset Regulation concerning the definition of what constitutes the assets of a plan for purposes of ERISA and the prohibited transaction provisions of the Code. The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a plan invests will be considered to be "plan assets" so that any person who exercises control over the assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally, when a plan invests in another entity, the plan's assets do not include, solely by reason of the investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a plan acquires an "equity interest" in an entity, the assets of the entity will be treated as assets of the plan investor unless certain exceptions not applicable here apply.

     Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Class A notes are not treated as equity interests in the issuer for purposes of the Plan Asset Regulation, a plan's investment in the Class A notes would not cause the assets of the issuer to be deemed plan assets. Based on the features of the Class A notes, their ratings, and the opinion of Tax Counsel that they will be treated as indebtedness for federal income tax purposes, the issuer believes that the Class A notes should be treated as indebtedness without substantial equity features for ERISA purposes. Nevertheless, the issuer, the master servicer, a servicer, the indenture trustee and any underwriter of the Class A notes may be the sponsor of or investment advisor with respect to one or more plans. Because they may receive certain benefits in connection with the sale of the Class A notes, the purchase of Class A notes using plan assets over which any of them has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available.

     The Class A notes may not be purchased with the assets of a plan if the issuer, the master servicer, a servicer, the indenture trustee, any underwriter of the Class A notes or any of their respective affiliates:

     o has investment or administrative discretion with respect to those plan assets;

     o has authority or responsibility to give, or regularly gives, investment advice with respect to those plan assets, for a fee and pursuant to an agreement or understanding that the advice (i) will serve as a primary basis for investment decisions with respect to those plan assets, and (ii) will be based on the particular investment needs for the plan; or

     o unless Prohibited Transaction Class Exemption ("PTCE") 90-1, PTCE 91-38 or PTCE 95-60 applies, is an employer maintaining or contributing to the plan.

     If the Class A notes are deemed to be equity interests in the issuer, the issuer could be considered to hold plan assets because of a plan's investment in the Class A notes. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the issuer would be deemed to be fiduciaries with respect to investing plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA and section 4975 of the Code, with respect to transactions involving the issuer's assets. We cannot assure you that any statutory, regulatory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the issuer by a plan.

     Without regard to whether the Class A notes are considered to be equity interests in the issuer, certain affiliates of the issuer might be considered or might become parties in interest or disqualified persons with respect to a plan. In this case, the acquisition or holding of Class A notes by or on behalf of the plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and the Code, unless they were subject to one or more exemptions such as PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager"; PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE-91-38, which exempts certain transactions involving bank collective investment funds; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or PTCE 96-23, which exempts certain transactions effected on behalf of a plan by certain "in-house asset managers." Each purchaser or transferee of a security that is a plan investor shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions or a similar exemption have been satisfied. Prospective transferees and purchasers should consider that a prohibited transaction exemption may not apply to all prohibited transactions that may arise in connection with a plan's investment in the Class A notes.

     The sale of Class A notes to a plan is in no respect a representation by the issuer or any underwriter of the Class A notes that this investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that this investment is appropriate for plans generally or any particular plan.

     Any plan investor proposing to invest in the securities should consult with its counsel to confirm that the investment will not result in a prohibited transaction that is not subject to an exemption and will satisfy the other requirements of ERISA and the Code applicable to plans.

                        Legal Investment Considerations

     Although, as a condition to their issuance, the securities will be rated in the highest rating category of each of the Rating Agencies, the securities will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because not all of the mortgages securing the mortgage loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the securities, which, because they evidence interests in a pool that includes junior mortgage loans, are not "mortgage related securities" under SMMEA. See "Legal Investment" in the prospectus.

                            Method of Distribution

     On issuance, the securities will be delivered to an affiliate of the sponsor. From time to time, the Class A notes may be offered through any of the following methods:

     o by negotiated firm commitment underwriting and public reoffering by underwriters;

     o by agency placements through one or more placement agents primarily with institutional investors and dealers; and

     o  by placement directly by the depositor with institutional investors.

     A supplement to this prospectus supplement will be prepared which will describe the method of offering being used for the applicable securities and will set forth the identity of any underwriters thereof and either the price at which the securities are being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the securities will be determined. Each supplement for an underwritten offering will also contain information regarding the nature of the underwriters' obligations, any material relationship between the depositor and the underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the securities so offered. Securities may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     Underwriters and agents may be entitled to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof under certain agreements entered into with the depositor.

                                 Legal Matters

     Certain legal matters with respect to the securities will be passed on for the depositor by Sidley Austin Brown & Wood LLP, New York, New York. Stroock & Stroock & Lavan LLP, New York, New York, will pass on certain legal matters on behalf of any underwriters.

                                    Experts

     The financial statements of Financial Guaranty Insurance Company as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, which is also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    Ratings

     It is a condition to the issuance of the Class A notes that both the Class A notes and the Class A-IO certificates are rated "AAA" by Standard & Poor's and "Aaa" by Moody's (each a "Rating Agency").

     A securities rating addresses the likelihood of the receipt by securityholders of payments on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects associated with the securities. The ratings on the securities do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that securityholders might realize a lower than anticipated yield. The ratings on the securities do not address the likelihood of the receipt by holders of the Class A notes of Basis Risk Carryforward.

     The ratings assigned to the securities will depend primarily upon the financial strength of the Security Insurer. Any reduction in a rating assigned to the financial strength of the Security Insurer below the ratings initially assigned to the securities will likely result in a reduction of one or more of the ratings assigned to the securities.

     A securities rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

     The depositor has not requested a rating of the securities by any rating agency other than the Rating Agencies; however, we cannot assure you that no other rating agency will rate the securities or, if it does, what rating would be assigned by another rating agency. The rating assigned by another rating agency to the securities could be lower than the respective ratings assigned by the Rating Agencies.

                                                     Annex I
                                   Summary of Mortgage Loans in Statistic Pool
                                    (As of Statistical Pool Calculation Date)

     The sum of the columns below may not equal the total indicated due to rounding. The following tables describe the statistical calculation pool mortgage loans and the related mortgage properties based upon the statistical calculation pool as of the close of business on the Statistical Calculation Date.

                                             Principal Balances

                                                                                Percentage of Statistical
                                                                                    Calculation Date
                                            Number of       Aggregate Unpaid      Aggregate Principal
      Range of Principal Balances        Mortgage Loans    Principal Balance            Balance
--------------------------------------  ----------------  -------------------  ---------------------------
 $       0.00 to    10,000.00........        7,044           $ 26,314,972                4.39%
 $  10,000.01 to $  20,000.00........        6,857            104,357,841               17.39
 $  20,000.01 to $  30,000.00........        5,178            130,475,918               21.75
 $  30,000.01 to $  40,000.00........        2,578             89,811,970               14.97
 $  40,000.01 to $  50,000.00........        1,634             73,799,099               12.30
 $  50,000.01 to $  60,000.00........          793             43,755,424                7.29
 $  60,000.01 to $  70,000.00........          492             31,916,755                5.32
 $  70,000.01 to $  80,000.00........          362             27,155,210                4.53
 $  80,000.01 to $  90,000.00........          198             16,852,014                2.81
 $  90,000.01 to $ 100,000.00........          238             22,937,117                3.82
 $ 100,000.01 to $ 125,000.00........          108             12,055,698                2.01
 $ 125,000.01 to $ 150,000.00........           88             12,070,996                2.01
 $ 150,000.01 to $ 175,000.00........           20              3,305,069                0.55
 $ 175,000.01 to $ 200,000.00........           19              3,647,013                0.61
 $ 200,000.01 to $ 225,000.00........            5              1,067,697                0.18
 $ 225,000.01 to $ 250,000.00........            2                476,800                0.08
                                        ----------------  -------------------  ---------------------------
 Total                                      25,616           $599,999,594              100.00%
                                        ================  ===================  ===========================

     As of the Statistical Calculation Date, the average principal balance of the Mortgage Loans will be approximately $23,423.

                                                       Loan Programs

                                                                                      Percentage of Statistical
                                             Number of        Aggregate Unpaid       Calculation Date Aggregate
             Description                   Mortgage Loans     Principal Balance          Principal Balance
-----------------------------------       ----------------   -------------------    ----------------------------
 5 Yr Draw, 5 Yr Repay............              63             $   915,623                     0.15%
 5 Yr Draw, 10 Yr Repay...........              28                 905,076                     0.15
 10 Yr Draw, 10 Yr Repay..........             365               6,966,730                     1.16
 10 Yr Draw, 15 Yr Repay..........          25,028             586,993,888                    97.83
 15 Yr Draw, 0 Yr Repay...........              21                 476,287                     0.08
 15 Yr Draw, 10 Yr Repay..........             111               3,741,991                     0.62
                                          ----------------   -------------------    ----------------------------
 Total                                      25,616            $599,999,594                   100.00%
                                          ================   ===================    ============================

                                     A-I-1

                                                    Loan Rates

                                                                                      Percentage of Statistical
                                             Number of        Aggregate Unpaid       Calculation Date Aggregate
      Range of Loan Rates(%)               Mortgage Loans     Principal Balance          Principal Balance
-----------------------------------       ----------------   -------------------    ----------------------------
  3.001 - 3.500...........                         1            $          0                     0.00%
  3.501 - 4.000...........                         1                   1,150                     0.00
  4.001  -4.500...........                     1,207              26,004,687                     4.33
  4.501 - 5.000...........                     2,833              64,274,669                    10.71
  5.001 - 5.500...........                     3,992              93,705,253                    15.62
  5.501 - 6.000...........                    14,586             344,583,744                    57.43
  6.001 - 6.500...........                     1,303              29,246,011                     4.87
  6.501 - 7.000...........                       623              12,774,361                     2.13
  7.001 - 7.500...........                       489              15,094,857                     2.52
  7.501 - 8.000...........                       183               3,717,995                     0.62
  8.001 - 8.500...........                       287               7,888,764                     1.31
  8.501 - 9.000...........                        41                 866,173                     0.14
  9.001 - 9.500...........                        47               1,224,439                     0.20
  9.501 - 10.000..........                        17                 546,533                     0.09
 10.001 - 10.500..........                         6                  70,958                     0.01
                                          ----------------   -------------------    ----------------------------
 Total                                        25,616            $599,999,594                   100.00%
                                          ================   ===================    ============================

     As of the Statistical Calculation Date, the weighted average loan rate on the Mortgage Loans was approximately 5.781%.

                                      Months Remaining to Scheduled Maturity

                                                                                          Percentage of Statistical
                                                                                               Calculation Date
                                                      Number of       Aggregate Unpaid        Aggregate Principal
 Range of Months Remaining to Maturity (Months)    Mortgage Loans    Principal Balance             Balance
------------------------------------------------  ----------------  -------------------  ---------------------------
             109 - 120.............                      63            $    915,623                  0.15%
             169 - 180.............                      49               1,381,362                  0.23
             229 - 240.............                     365               6,966,730                  1.16
             277 - 288.............                       1                       0                  0.00
             289 - 300.............                  24,983             588,009,506                 98.00
             301 - 312.............                     155               2,726,373                  0.45
                                                  ----------------  -------------------  ---------------------------
             Total                                   25,61 6           $599,999,594                100.00%
                                                  ================  ===================  ===========================

     As of the Statistical Calculation Date, the weighted average remaining months to scheduled maturity of the Mortgage
Loans was approximately 295.

     The above table assumes that the draw period for the Statistical Calculation Date Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.

                                     A-I-2

     The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the Mortgage Loans (calculated generally at the date of origination of the Mortgage Loans) and whose denominator is the lesser of (i) the appraised value of the related mortgage property as stated in loan files at the date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related Mortgage Loan, the purchase price of the mortgaged property.


                                          Combined Loan-to-Value Ratios

                                                                                     Percentage of Statistical
                                               Number of       Aggregate Unpaid      Calculation Date Aggregate
 Range of Combined Loan-to-Value Ratios     Mortgage Loans     Principal Balance         Principal Balance
----------------------------------------   ----------------   -------------------   ----------------------------
            Less than 10.0%.                         16           $    496,946                   0.08%
            10.01 - 20.00...........                 61              1,446,870                   0.24
            20.01 - 30.00...........                122              2,443,029                   0.41
            30.01 - 40.00...........                251              5,512,918                   0.92
            40.01 - 50.00...........                506             10,523,046                   1.75
            50.01 - 60.00...........                928             18,609,427                   3.10
            60.01 - 70.00...........              2,321             48,177,538                   8.03
            70.01 - 80.00...........              3,681             77,934,244                  12.99
            80.01 - 90.00...........              8,467            165,867,119                  27.64
            90.01 - 100.00..........              9,263            268,988,457                  44.83
                                           ----------------   -------------------   ----------------------------
            Total                                25,616           $599,999,594                 100.00%
                                           ================   ===================   ============================

     As of the Statistical Calculation Date, the weighted average combined loan-to-value ratio of the Mortgage
Loans was 86.04%.

                                     A-I-3

     The geographic location used for the following table is determined by the address of the mortgaged property securing the related Mortgage Loan.


                                             Geographic Distribution

                                                                                         Percentage of Statistical
                                                 Number of        Aggregate Unpaid      Calculation Date Aggregate
                       State                   Mortgage Loans     Principal Balance          Principal Balance
 ------------------------------------------   ----------------   -------------------   ----------------------------
          Alabama......................               427            $  8,664,613                  1.44%
          Alaska.......................                51               1,088,735                  0.18
          Arizona......................               864              18,301,871                  3.05
          California...................             5,806             173,896,087                 28.98
          Colorado.....................             1,287              32,630,526                  5.44
          Connecticut..................               197               4,942,338                  0.82
          Delaware.....................                44                 947,111                  0.16
          District of Columbia.........                16                 493,885                  0.08
          Florida......................             1,320              26,752,310                  4.46
          Georgia......................               721              17,500,521                  2.92
          Hawaii.......................               145               4,449,333                  0.74
          Idaho........................               262               5,137,405                  0.86
          Illinois.....................             1,175              25,421,264                  4.24
          Indiana......................               449               8,269,682                  1.38
          Iowa.........................               141               2,159,958                  0.36
          Kansas.......................               358               7,156,019                  1.19
          Kentucky.....................               179               4,046,014                  0.67
          Louisiana....................               202               4,001,913                  0.67
          Maine........................               107               2,065,239                  0.34
          Maryland.....................               352               9,278,266                  1.55
          Massachusetts................               702              15,645,407                  2.61
          Michigan.....................             1,421              29,506,581                  4.92
          Minnesota....................               362               8,140,978                  1.36
          Mississippi..................                99               1,659,419                  0.28
          Missouri.....................               517               9,598,996                  1.60
          Montana......................               134               2,783,347                  0.46
          Nebraska.....................                97               1,787,589                  0.30
          Nevada.......................               344               7,607,953                  1.27
          New Hampshire................               178               3,423,650                  0.57
          New Jersey...................               894              19,448,068                  3.24
          New Mexico...................               179               3,349,249                  0.56
          New York.....................               582              13,969,225                  2.33
          North Carolina...............               602              11,308,043                  1.88
          North Dakota.................                17                 234,116                  0.04
          Ohio.........................               853              15,243,174                  2.54
          Oklahoma.....................               302               5,819,654                  0.97
          Oregon.......................               330               7,380,419                  1.23
          Pennsylvania.................               855              16,933,419                  2.82
          Rhode Island.................                54               1,260,030                  0.21
          South Carolina...............               212               4,052,053                  0.68
          South Dakota.................                20                 278,847                  0.05
          Tennessee....................               365               6,966,730                  1.16
          Texas........................                35                 662,559                  0.11
          Utah.........................               414              10,270,254                  1.71
          Vermont......................                19                 315,436                  0.05
          Virginia.....................               503              12,024,236                  2.00
          Washington...................               817              22,254,812                  3.71
          West Virginia................                64                 948,399                  0.16
          Wisconsin....................               459               7,967,512                  1.33
          Wyoming......................                83               1,956,350                  0.33
                                              ----------------   -------------------   ----------------------------
          Total........................            25,616            $599,999,594                100.00%
                                              ================   ===================   ============================

                                     A-I-4

                                  Ranges of Credit Scores for the Mortgage Loans

                                                                                      Percentage of Statistical
                                               Number of        Aggregate Unpaid      Calculation Date Aggregate
            Range of Credit Scores           Mortgage Loans     Principal Balance            Principal Balance
 ----------------------------------------   ----------------   -------------------   ----------------------------
          841   -  850...............                3            $          0                  0.00%
          821   -  840...............              155               1,990,439                  0.33
          801   -  820...............              792              12,587,790                  2.10
          781   -  800...............            2,094              37,614,664                  6.27
          761   -  780...............            3,075              61,005,690                 10.17
          741   -  760...............            3,627              79,163,880                 13.19
          721   -  740...............            3,786              89,497,677                 14.92
          701   -  720...............            4,048             101,391,336                 16.90
          681   -  700...............            3,249              87,295,427                 14.55
          661   -  680...............            2,862              80,718,569                 13.45
          641   -  660...............            1,058              27,338,593                  4.56
          621   -  640...............              812              19,730,404                  3.29
          601   -  620...............               55               1,665,124                  0.28
                                            ----------------   -------------------   ----------------------------
          Total                                 25,616            $599,999,594                100.00%
                                            ================   ===================   ============================

     As of the Statistical Calculation Date, the weighted average credit score (where available) of the Mortgage
Loans was approximately 718.


                                                     Property Type

                                                                                      Percentage of Statistical
                                               Number of        Aggregate Unpaid      Calculation Date Aggregate
               Description                   Mortgage Loans     Principal Balance         Principal Balance
 ----------------------------------------   ----------------   -------------------   ----------------------------
    Single Family....................             20,417           $471,525,799                  78.59%
    Planned Unit Development (PUD)...              3,477             92,872,695                  15.48
    Lowrise Condominium..............              1,529             30,944,050                   5.16
    2-4 Units........................                193              4,657,050                   0.78
                                            ----------------   -------------------   ----------------------------
    Total............................             25,616           $599,999,594                 100.00%
                                            ================   ===================   ============================


                                                  Gross Margins

                                                                                      Percentage of Statistical
                                               Number of        Aggregate Unpaid      Calculation Date Aggregate
        Range of Gross Margins(%)            Mortgage Loans     Principal Balance         Principal Balance
 ----------------------------------------   ----------------   -------------------   ----------------------------
     Less than 0.000%.............                   2            $      1,150                  0.00%
     0.000          ..............               2,648              57,195,245                  9.53
     0.001  -  0.250..............                 360               9,098,554                  1.52
     0.251  -  0.500..............               2,455              53,461,558                  8.91
     0.501  -  0.750..............                  44               1,084,634                  0.18
     0.751  -  1.000..............                 129               5,592,401                  0.93
     1.001  -  1.250..............                1592              34,299,817                  5.72
     1.251  -  1.500..............                1002              21,909,237                  3.65
     1.501  -  1.750..............                 511              11,783,327                  1.96
     1.751  -  2.000..............                4327              71,349,371                 11.89
     2.001  -  2.250..............                1449              30,450,311                  5.08
     2.251  -  2.500..............                4445             130,406,860                 21.73
     2.501  -  2.750..............                 153               3,763,084                  0.63
     2.751  -  3.000..............                1560              34,393,830                  5.73
     3.001  -  3.250..............                 310               5,535,038                  0.92
     3.251  -  3.500..............                2365              73,679,965                 12.28
     3.501  -  3.750..............                1127              28,339,326                  4.72
     3.751  -  4.000..............                 119               2,787,813                  0.46
     4.001  -  4.250..............                 213               4,921,876                  0.82
     4.251  -  4.500..............                 102               1,933,066                  0.32
     4.501  -  4.750..............                 556              15,207,471                  2.53
     4.751  -  5.000..............                  90               2,101,807                  0.35
     5.001  -  5.250..............                   7                 141,236                  0.02
     5.251  -  5.500..............                  47                 536,329                  0.09
     5.501  -  5.750..............                   3                  26,288                  0.00
                                            ----------------   -------------------   ----------------------------
     Total                                      25,616            $599,999,594                100.00%
                                            ================   ===================   ============================

     As of the Statistical Calculation Date, the weighted average gross margin was 2.109%.

                                     A-I-5

     The credit limit utilization rates in the following table are determined by dividing the Statistical Calculation Date
Pool Balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.


                                          Credit Limit Utilization Rates

                                                                                          Percentage of Statistical
                                                   Number of        Aggregate Unpaid      Calculation Date Aggregate
  Range of Credit Limit Utilization Rates(%)     Mortgage Loans     Principal Balance          Principal Balance
 --------------------------------------------   ----------------   -------------------   ----------------------------
       0.00%.........................                 2,995            $         17                   0.00%
       0.01  -  10.00.................                  529               1,232,950                   0.21
      10.01  -  20.00.................                  631               4,276,179                   0.71
      20.01  -  30.00.................                  818               8,776,899                   1.46
      30.01  -  40.00.................                  938              12,082,299                   2.01
      40.01  -  50.00.................                1,295              20,865,479                   3.48
      50.01  -  60.00.................                1,299              26,060,770                   4.34
      60.01  -  70.00.................                1,541              35,149,428                   5.86
      70.01  -  80.00.................                1,890              49,238,271                   8.21
      80.01  -  90.00.................                2,264              69,099,477                  11.52
      90.01  -  100.00................               11,416             373,217,825                  62.20
                                                ----------------   -------------------   ----------------------------
      Total                                          25,616            $599,999,594                 100.00%
                                                ================   ===================   ============================

     As of the Statistical Calculation Date, the average credit limit utilization rare of the Mortgage Loans was approximately 66.99%.


                                                  Maximum Loan Rates

                                                                                           Percentage of Statistical
                                                  Number of         Aggregate Unpaid       Calculation Date Aggregate
        Range of Maximum Loan Rates(%)          Mortgage Loans      Principal Balance           Principal Balance
 ------------------------------------------    ----------------    -------------------    ----------------------------
        7.500.............................                1           $     44,458                    0.01%
        9.500.............................               28                366,842                    0.06
       10.000.............................               46                809,550                    0.13
       10.500.............................               65              1,313,351                    0.22
       10.750.............................              126              2,773,011                    0.46
       11.000.............................               92              1,590,504                    0.27
       11.500.............................                6                 92,746                    0.02
       14.000.............................                1                 13,924                    0.00
       16.000.............................              604             11,361,569                    1.89
       17.000.............................            1,358             27,562,303                    4.59
       18.000.............................           23,287            553,889,090                   92.31
       24.000.............................                2                182,245                    0.03
                                               ----------------    -------------------    ----------------------------
       Total                                         25,616           $599,999,594                  100.00%
                                               ================    ===================    ============================

     As of the Statistical Calculation Date, the weighted average maximum loan rate of the Mortgage Loans was approximately 17.832%.

                                     A-I-6

                                                     Credit Limits

                                                                                           Percentage of Statistical
                                                  Number of         Aggregate Unpaid       Calculation Date Aggregate
          Range of Credit Limits($)             Mortgage Loans      Principal Balance           Principal Balance
 ------------------------------------------    ----------------    -------------------    ----------------------------
               0.00 to10,000..........              1,021             $  5,246,653                    0.87%
          10,000.01 to20,000..........              7,496               80,337,955                   13.39
          20,000.01 to30,000..........              6,879              127,949,954                   21.33
          30,000.01 to40,000..........              3,469               88,988,100                   14.83
          40,000.01 to50,000..........              2,797               86,163,687                   14.36
          50,000.01 to60,000..........                974               40,990,976                    6.83
          60,000.01 to70,000..........                706               32,317,375                    5.39
          70,000.01 to80,000..........                593               30,521,090                    5.09
          80,000.01 to90,000..........                354               20,579,041                    3.43
          90,000.01 to100,000.........                817               42,964,263                    7.16
         100,000.01 to125,000.........                146               10,941,440                    1.82
         125,000.01 to150,000.........                211               17,786,796                    2.96
         150,000.01 to175,000.........                 35                3,089,631                    0.51
         175,000.01 to200,000.........                 68                7,007,299                    1.17
         200,000.01 to225,000.........                 18                2,077,631                    0.35
         225,000.01 to250,000.........                 32                3,037,703                    0.51
                                               ----------------    -------------------    ----------------------------
         Total                                     25,616             $599,999,594                  100.00%
                                               ================    ===================    ============================

     As of the Statistical Calculation Date, the average credit limit of the Mortgage Loans was approximately $34,966.


                                                     Lien Priority

                                                                                           Percentage of Statistical
                                                  Number of         Aggregate Unpaid       Calculation Date Aggregate
               Lien Priority                    Mortgage Loans      Principal Balance           Principal Balance
 ------------------------------------------    ----------------    -------------------    ----------------------------
     1st Liens.........................                183            $  7,272,653                    1.21%
     2nd Liens.........................             25,433             592,726,941                   98.79
                                               ----------------    -------------------    ----------------------------
     Total                                          25,616            $599,999,594                  100.00%
                                               ================    ===================    ============================


                                                    Origination Year

                                                                                           Percentage of Statistical
                                                  Number of         Aggregate Unpaid       Calculation Date Aggregate
             Origination Year                   Mortgage Loans      Principal Balance           Principal Balance
 ------------------------------------------    ----------------    -------------------    ----------------------------
       2000..........................                    1             $          0                   0.00%
       2001..........................               25,615              599,999,594                 100.00
                                               ----------------    -------------------    ----------------------------
       Total                                        25,616             $599,999,594                 100.00%
                                               ================    ===================    ============================


                                                   Delinquency Status

                                                                                           Percentage of Statistical
                                                  Number of         Aggregate Unpaid       Calculation Date Aggregate
            Delinquency Status                  Mortgage Loans      Principal Balance           Principal Balance
 ------------------------------------------    ----------------    -------------------    ----------------------------
        Current....................                  25,616            $599,999,594                  100.00%
                                               ----------------    -------------------    ----------------------------
        Total                                        25,616            $599,999,594                  100.00%
                                               ================    ===================    ============================

                                     A-I-7

                                   Annex II

                     Global Clearance, Settlement and Tax
                           Documentation Procedures

     Except in certain limited circumstances, the globally offered Revolving Home Equity Loan Asset Backed Securities, Series 2002-A Class A notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold them through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding interests in Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between investors holding interests in Global Securities through Clearstream, Luxembourg or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream, Luxembourg and Euroclear (in that capacity) and other DTC participants.

     Although DTC, Euroclear and Clearstream, Luxembourg are expected to follow the procedures described below to facilitate transfers of interests in the Global Securities among participants of DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the issuer nor the indenture trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     The Global Securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold the positions in accounts as DTC participants.

     Investors electing to hold interests in Global Securities through DTC participants, rather than through Clearstream, Luxembourg or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold interests in Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

                                    A-II-1

     Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through notes in same-day funds.

     Transfers between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants and/or investors holding interests in Global Securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Transfers between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When interests in Global Securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant or a purchaser, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or the Euroclear operator will instruct its respective depository to receive an interest in the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the Global Securities. After settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The credit of the interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream, Luxembourg participants or Euroclear participants will take on credit exposure to Clearstream, Luxembourg or the Euroclear operator until interests in the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or the Euroclear operator has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants receiving interests in Global Securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period would tend to offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or Euroclear participant's particular cost of funds.

     Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in Global Securities to the respective depository of Clearstream, Luxembourg or Euroclear for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

     Finally, intra-day traders that use Clearstream, Luxembourg participants or Euroclear participants to purchase interests in Global Securities from DTC participants or sellers settling through them for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

         (a) borrowing interests in Global Securities through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the intra-day trade is reflected in the relevant Clearstream,

                                    A-II-2

                  Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing interests in Global Securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for the interests to be reflected in the relevant Clearstream, Luxembourg or Euroclear accounts to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

     Transfers between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which interests in Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or the Euroclear operator through a Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. Clearstream, Luxembourg or Euroclear will instruct its respective depository to credit an interest in the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for non-U.S. Persons (W-8BEN). Beneficial Owners of securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Note of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change.

     o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Note of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Note of Foreign Status of Beneficial Ownership for United States Tax Withholding).

                                    A-II-3

     o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
        Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia or (iii) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                    A-II-4

               Index of Defined Terms

 Additional Balances...............................S-14      OID Regulations...................................S-60
 Assignment Event..................................S-48      Original Note Principal Balance...................S-30
 Available Funds...................................S-34      Plan Asset Regulation.............................S-61
 Basis Risk Carryforward...........................S-36      Policy............................................S-38
 Clearstream, Luxembourg...........................S-32      Pool Characteristics..............................S-23
 Code..............................................S-58      Preference Amount.................................S-39
 Collection Period.................................S-34      PTCE..............................................S-62
 Defective Mortgage Loans..........................S-49      Rapid Amortization Event..........................S-40
 Detailed Description..............................S-23      Rapid Amortization Period.........................S-38
 Determination Date................................S-49      Rating Agency.....................................S-64
 DTC..................................................1      Receipt...........................................S-39
 Eligible Account..................................S-50      Received..........................................S-39
 Eligible Substitute Mortgage Loan.................S-48      Related Documents.................................S-47
 Events of Servicing Termination...................S-56      Rules.............................................S-31
 Global Securities....................................1      Scheduled Principal Collections Payment Amount....S-38
 Guaranteed Payments...............................S-39      securities........................................S-14
 Guaranteed Principal Payment Amount...............S-39      Security Insurer..................................S-16
 Insurance Agreement...............................S-38      Standard & Poor's.................................S-17
 Insured Amount....................................S-39      Statistical Calculation Date......................S-23
 Interest Collections..............................S-34      Tax Counsel.......................................S-58
 Investor Floating Allocation Percentage...........S-34      TIA...............................................S-44
 Investor Interest Collections.....................S-34      Transfer Date.....................................S-52
 Investor Loss Amount..............................S-34      Transfer Deficiency...............................S-48
 Investor Principal Collections....................S-34      Transfer Deposit Amount...........................S-48
 IRS...............................................S-59      transferor........................................S-14
 LIBOR.............................................S-36      Transferor Principal Balance......................S-35
 Liquidated Mortgage Loan..........................S-34      Transferor Principal Collections..................S-35
 Liquidation Loss Amount...........................S-34      Trust.............................................S-14
 Loan Pool Balance.................................S-35      trust agreement...................................S-14
 Managed Amortization Period.......................S-38      trust estate......................................S-14
 Moody's...........................................S-17      U.S. Person..........................................4
 Note Principal Balance............................S-30      United Guaranty...................................S-18
 OID...............................................S-60

                                 $600,000,000
                                 (APPROXIMATE)

                              CWABS Master Trust
                       (for the Series 2002-A Subtrust)
                                    Issuer

                                  CWABS, Inc.
                                   Depositor


                         [COUNTRYWIDE HOME LOANS LOGO]

                          Sponsor and Master Servicer


                          Revolving Home Equity Loan
                    Asset Backed Securities, Series 2002-A

                               ----------------

                             PROSPECTUS SUPPLEMENT

                               ----------------

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Series 2002-A Revolving Home Equity Loan Asset Backed Securities in any state where the offer is not permitted.

         Dealers will deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the Series 2002-A Revolving Home Equity Loan Asset Backed Securities and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2002-A Revolving Home Equity Loan Asset Backed Securities will be required to deliver a supplement, prospectus supplement and prospectus until 90 days after the date of the supplement.

                               February 28, 2002